UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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FEDERAL REALTY INVESTMENT TRUST
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March 20, 2020

Dear Shareholders:

We’re pleased to share with you that 2019 was another successful year for Federal as we continued to grow the company, invest for our future and deliver on our financial commitments. 2019 marked the 52nd consecutive year that our financial success allowed us to increase the dividend rate to our shareholders, a demonstration of the long-term sustainability and durability of this company even in the face of headwinds in the retail industry.

On behalf of the entire Board of Trustees, we invite you to join us at our 2020 Annual Meeting of Shareholders being held in the Executive Boardroom at our corporate headquarters at 1626 East Jefferson Street, Rockville, Maryland on Wednesday, May 6, 2020 at 9:00 a.m. local time.

We encourage you to carefully review this year’s notice and proxy statement which contain important information about the proxy voting, the business to be conducted at the annual meeting as well as highlights of our 2019 operating performance. We encourage you to vote your shares as promptly as possible by telephone, online or by mail in advance of the annual meeting even if you plan to attend. Every shareholder vote is important and we want to ensure that your shares are represented at the meeting.

Thank you for your continued support of Federal. We look forward to seeing you at the meeting.

Sincerely,

Joseph S. Vassalluzzo	Donald C. Wood
Non-Executive Chairman of the Board	President and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Wednesday, May 6, 2020
TIME:	9:00 a.m. local time
PLACE:	Executive Boardroom, 1626 East Jefferson Street, Rockville, Maryland
RECORD DATE:	March 16, 2020

ITEMS OF BUSINESS	1. Election of 7 Trustees to serve until our 2021 Annual Meeting of Shareholders
2. Advisory vote approving the compensation of our named executive officers
3. Approval of our 2020 Performance Incentive Plan
4. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

For the Trustees:

Dawn M. Becker

Executive Vice President—General Counsel and Secretary

March 20, 2020

HOW TO VOTE

You are eligible to vote and receive notice of the meeting if you were a registered owner of record of our common shares of beneficial interest (“Shares”) at the close of business on the March 16, 2020 record date. A majority of the Shares entitled to vote at the 2020 Annual Meeting of Shareholders (“Annual Meeting”) must be present in person or by proxy for us to proceed with the Annual Meeting.

If you own your Shares directly with our transfer agent, American Stock Transfer and Trust, LLC, you are a registered shareholder and can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting through one of the following methods:

If you vote by internet or telephone, you will need the control number on your Notice of Internet Availability, proxy card or voting instruction form. Votes must be submitted by 11:59 pm EDT on May 5, 2020 to be counted for the meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the secretary in writing, submitting a proxy dated later than your original proxy, or attending the Annual Meeting and voting in person. As part of our precautions regarding the coronavirus (COVID-19), we may impose restrictions on meeting attendees or decide to hold the meeting by means of remote communication such as live audio or webcast. We will announce any change to our Annual Meeting no later than April 22, 2020 via a press release, posting details on our website and filing materials with the SEC. We strongly recommend that you vote your Shares in advance of the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING. Our 2020 Proxy Statement and 2019 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2019, are available at www.federalrealty.com.

ABOUT FEDERAL

Federal Realty Investment Trust is an S&P 500 company founded in 1962 that owns, operates and redevelops high-quality retail based real estate located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Federal’s mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Our 104 properties include approximately 3,000 tenants, in 24 million square feet, and over 2,700 residential units.

Throughout this proxy statement, we use the terms “Federal”, “Company”, “Trust”, “we”, “our” and “us” to refer to Federal Realty Investment Trust and the terms “Board” and “Trustees” to refer to the Board of Trustees of Federal Realty Investment Trust.

ANNUAL MEETING INFORMATION

We are providing these proxy materials in connection with our Annual Meeting. These materials will assist you in voting your Shares by providing information on matters that will be presented at the Annual Meeting.

Meeting Date:	Wednesday, May 6, 2020
Meeting Time:	9:00 a.m. local time
Meeting Location:	Executive Boardroom, 1626 East Jefferson Street, Rockville, Maryland
Record Date:	March 16, 2020

Because of the coronavirus (COVID-19), we may impose restrictions on meeting attendees or decide to hold the meeting by means of remote communication such as live audio or webcast. We will announce any change to our Annual Meeting no later than April 22, 2020 via a press release, posting details on our website and filing materials with the SEC. We strongly recommend that you vote your Shares in advance of the Annual Meeting.

The following matters are being presented for a vote at the 2020 Annual Meeting of Shareholders:

Proposal	Board Recommendation	Page Reference for More Information
Election of 7 Trustees to serve until our 2021 annual meeting	FOR each nominee	See page 7

Advisory vote on the compensation of our named executive officers	FOR	See page 13

Approval of 2020 Performance Incentive Plan	FOR	See page 29

Ratification of the appointment of Grant Thornton LLP as our auditors	FOR	See page 36

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials including this proxy statement and our 2019 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019 (“Annual Report”), to each shareholder by providing access to such documents on the Internet. On or about March 20, 2020, we mailed to our shareholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) containing instructions on how to access and review this proxy statement and our Annual Report and how to submit your vote on the Internet or by telephone. You cannot vote by marking the Notice and returning it. If you received the Notice, you will not automatically receive a printed copy of our proxy materials or Annual Report unless you follow the instructions for requesting these materials included in the Notice. This section does not apply if you previously requested to receive these materials by mail.

2019 PERFORMANCE HIGHLIGHTS

2019 exemplified the focus of our business plan on delivering long-term sustainable growth through investment in high quality, retail based properties located primarily in major coastal US markets and the creation of real estate environments that are best positioned to create value for our shareholders over the long-term. 2019 highlights include:

(1) Property Operating Income is a non-GAAP measure that consists of rental income and mortgage interest income, less rental expenses and real estate taxes. This measure is used internally to evaluate the performance of property operations and we consider it to be a significant measure. Property operating income should not be considered an alternative measure of operating results of cash flow from operations as determined in accordance with GAAP. The reconciliation of operating income to property operating income can be found on Appendix A.

Balanced Business Plan Designed for Long-Term Success: The ability to increase the dividend to our shareholders for the 52nd consecutive year and grow top line revenues despite a rapidly changing retail industry demonstrate the diversity and balance in our business plan that has been designed and executed to deliver long-term growth and value through economic cycles and changing business environments.

Expansion in Key Market: The acquisition of key assets in Hoboken, New Jersey and Brooklyn, New York, expanding our footprint in that market and providing a vehicle for future business development that will help further diversify our real estate holdings and income stream in support of our long-term business plan.

Continued Investment in Successful Projects: The start of construction on Santana West, the 10th phase of development at our highly successful Santana Row property in San Jose, California and the acquisition of control of a 6 acre parcel of land at our successful Assembly Row/Assembly Square property demonstrate the ability to generate additional value from the foundational investments made over the past two decades.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

The consideration of environmental and social issues in all aspects of our business from developing and operating our properties to the well-being of our employees is a key part of creating long-term value for our shareholders. The success of our properties and our business is inextricably tied to our properties being embraced by the local community and reflecting the values of that community and to our employees having an environment in which they can thrive personally and professionally. 2019 exemplified our commitment to these principles:

Award of Excellence for Best Sustainable Project and Best Marketing Program
Maryland/District of Columbia Chapter of the National Association of Industrial and
Office Properties recognized Pike & Rose as the Best Sustainable Project and our Be
SustainABLE marketing campaign highlighting the sustainable initiatives across 7 of our premier properties in the Washington, D.C. area as the Best Marketing Program

Green Star Leader (4 stars) Achieved 4 star status for the 4th consecutive year and increased our score in 2019 by 7% over score in 2018

Green Lease Leader Gold Level
Recognized by the Institute for Market Transformation and U.S. Department of
Energy’s Better Building Alliance for high performance leasing practices that drive shared energy savings and sustainability benefits in buildings

Alliance for Workplace Excellence Seal of Approval
Recognized for Overall Excellence (12th consecutive year), Health and Wellness (12th consecutive year) and Eco Leadership (9th consecutive year) for commitment to balanced leadership and the overall success of our workforce, providing innovative programs for employee health and paving the way for environmentally sustainable workplaces with eco-friendly policies and practices

Renewable Energy Production
Invested nearly $38 million in solar energy installations at 24 of our properties.
Those solar installations represent 13.3 megawatts of installed capacity and today generate over 13 million kWh of electricity on an annualized basis which is enough electricity production to power nearly 1,200 homes for a year

Investment in LEED Certified Buildings
14 buildings across our portfolio totaling 2.7 million square feet have achieved LEED certification. In addition, Pike & Rose achieved LEED for Neighborhood Development
Stage 3 Gold certification, the first such project owned by a real estate investment trust to achieve that certification in the United States

Unique and Innovative Partnerships
Using our property portfolio to promote sustainable initiatives through partnerships with Up Top Acres for rooftop urban farms, The Best Bees Company to support local bee health and advance global pollinator research and Manna Food Center to donate excess food from restaurants to those in need

Published our first Corporate Responsibility Report
We published our inaugural corporate responsibility report to provide information on our environmental, social and governance efforts that are fundamental to the way in which we have always conducted our business. The report can be found at
[insert location].

CORPORATE GOVERNANCE PRACTICES

Federal has a history of strong corporate governance and is committed to practices and policies that best serve the interests of our shareholders. Our practices and policies include, among other things, the following:

Board Composition	Shareholder Rights	Key Policies
✓ More than 70% of Board is Independent	✓ Shareholder Right to Call Special Meeting without Significant Restriction	✓ Pay for Performance Executive Compensation Philosophy
✓ Independent Non-Executive Chairman	✓ Annual Election of Trustees	✓ Prohibition on Hedging Our Stock
✓ Independent Audit, Nominating and Compensation Committees	✓ Shareholder Approval Required to Classify Board	✓ Stock Ownership Guidelines for Trustees
✓ Engaged and Diverse Board with 2 Female Trustees	✓ Majority Voting in Uncontested Elections	✓ Stock Ownership Guidelines for Executive Officers
✓ Annual Board and Committee Evaluations	✓ Shareholder Right to Act by Written Consent	✓ Prohibition on Pledging Our Stock
✓ Annual Individual Trustee Evaluations	✓ No Poison Pill in Effect	✓ Clawback Policy in Place

BOARD COMPOSITION AND LEADERSHIP

Our Board is comprised of 7 trustees, 6 of whom are non-management trustees, and 5 of whom are independent for all purposes. Through June 28, 2019, our Board consisted of 8 trustees. Mr. Warren Thompson, one of our independent trustees, resigned in June 2019 for personal business reasons that did not result from any disagreement with the company on any matter relating to our operations, policies or practices.

Mr. Joseph Vassalluzzo serves as our Non-Executive Chairman, a role he has held since 2006. The Board believes that its oversight function is enhanced by having an independent trustee in that leadership role and in a position to set the agenda for, and preside over, meetings of the Board. We also believe that our leadership structure enhances the active participation of our independent trustees and provides an effective way to ensure that our non-management trustees are fully informed and have the opportunity to fully debate all important issues in order to fulfill its oversight responsibilities and hold management accountable for the performance of the company. This also allows our Chief Executive Officer to focus his time on running our day-to-day business. Our Non-Executive Chairman presides at all meetings of the Board and all executive sessions of the non-management and independent trustees.

INDEPENDENCE OF TRUSTEES

The Board reviews all relationships between us and each Trustee to determine whether each Trustee is independent or otherwise has any relationship to the company that could adversely affect the Trustee’s ability to exercise independent judgment. This review also determines whether each Trustee satisfies the independence requirements of the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines. Our Corporate Governance Guidelines include a standard that a Trustee’s position as a director, officer or owner of a company with which we do business does not constitute a material relationship so long as payments made by that company do not account for more than five percent (5%) of our gross revenues or more than ten percent (10%) of the gross revenues of that company.

After considering all relevant facts, the Board determined that all Trustees other than Mr. Ordan and Mr. Wood are independent for purposes of Board and committee service under the standards of the NYSE, our Corporate Governance Guidelines and applicable law. Mr. Ordan is not considered independent under NYSE listing standards because our chief executive officer, Mr. Wood, served until July 2018 on the compensation committee of QCP Properties, Inc., a real estate investment trust focused on post-acute/skilled nursing and memory care/assisted living properties, while Mr. Ordan served as the chief executive officer of QCP. The Board expects that Mr. Ordan will be considered independent for all purposes starting in August 2021.

BOARD MEETINGS

The Board of Trustees held 5 meetings in 2019, four of which were in-person. Each of the Trustees attended at least 75% of the meetings of the Board as well as 100% of all committee meetings during 2019. It is our policy for all Trustees to attend our annual meeting of shareholders absent exceptional cause and all of our Trustees did attend our 2019 Annual Meeting of Shareholders.

BOARD COMMITTEES

The Board has three standing committees – the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (“Nominating Committee”). Each committee operates under a written charter which is available in the Investors section of our website at www.federalrealty.com. Each committee member meets the independence, experience and, with respect to the Audit Committee, the financial literacy requirements, of the NYSE, the Securities and Exchange Commission (“SEC”) and our Corporate Governance Guidelines. Information about each of these committees is included in the chart below:

Committee/Membership	Primary Responsibilities	# of 2019 Meetings
Audit Committee:
Gail P. Steinel(1) Jon E. Bortz David W. Faeder(2)	• Selecting our independent auditor and approving and overseeing its work • Overseeing our financial reporting, including reviewing results with management and our independent auditor • Overseeing our internal systems of accounting and controls • Overseeing financial, cybersecurity and similar risks	4
Compensation Committee:

David W. Faeder(1) Elizabeth I. Holland Gail P. Steinel Joseph Vassalluzzo	• Reviewing and recommending compensation for our senior officers • Administering and making awards under our long-term incentive award plans • Administering other benefit programs of the company	2
Nominating and Corporate Governance Committee:
Elizabeth I. Holland(1) Jon E. Bortz Joseph S. Vassalluzzo	• Recommending individuals to stand for election to the Board • Making recommendations regarding committee memberships • Overseeing our corporate governance policies and procedures, including Board and Trustee evaluations	2

(1)	Committee chairperson. Ms. Holland took over as the chairperson of the Nominating and Corporate Governance Committee upon Mr. Thompson’s resignation from the Board in June 2019.
(2)	Financial expert

GOVERNANCE DOCUMENTS

The Board is responsible for providing governance and oversight of the strategy, operations and management of the company on behalf of our shareholders. Our Board has adopted the following key documents, together with our Bylaws, that form the governance framework for Federal. Each of these documents is periodically reviewed and updated to confirm they provide the appropriate governance framework for the company and to comply with current regulatory and governance requirements.

•	Corporate Governance Guidelines
•	Code of Business Conduct
•	Code of Ethics for Senior Financial Officers
•	Committee Charters
•	Declaration of Trust

These documents are available under the Investors/Corporate Governance section of our website at www.federalrealty.com. Printed copies of these documents are also available free of charge upon written request to our Investor Relations Department at 1626 East Jefferson Street, Rockville, Maryland 20852 and at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852 after August 10, 2020.

RISK MANAGEMENT OVERSIGHT

The Board is responsible for overseeing enterprise level risk of the company and does so directly and through its committees. The entire Board regularly receives updates from management on the continued viability of our business plan, market conditions, capital position, and our business results and specifically reviews potential business risks from time to time. The Board reviews that information together with our quarterly and annual financial statements and operating results and short and long-term business prospects to assess the risks that we may encounter and to establish appropriate direction to avoid or minimize the potential impact of the identified risks. Some of the details that are discussed as part of the Board’s review of potential risks facing us include, without limitation:

•	the impact of market conditions on our business;
•	operational risks such as the ability of our tenants to be successful and the ability to grow the company through increasing rents and redeveloping our properties;
•	liquidity and credit risks, including our ability to access capital to run and grow our business and our overall cost of capital and the impact on our profitability;
•	investment risks from acquisitions and our development and redevelopment projects;
•	regulatory risks that may impact our profitability;
•	risks relating to our status as a real estate investment trust;
•	environmental related risks;
•	cybersecurity risks; and
•	general risks inherent in the real estate industry.

COMPENSATION RISK ASSESSMENT

In February 2020, our Compensation Committee reviewed our compensation policies and practices for all of our employees to determine whether any of such policies or programs created any risk that is reasonably likely to have a material adverse effect on the company. Based on that review, the Committee does not believe that our compensation programs encourage unnecessary or excessive risk taking. Specifically, the incentive compensation of 95% of our employees is based solely on corporate performance objectives. For the approximately 5% of our employees who earn all or a portion of their compensation by completing leasing transactions or closing acquisitions, they cannot complete any deals without first obtaining approvals from either the Board and/or one or more members of senior management whose incentive compensation is tied to corporate performance.

COMMUNICATIONS WITH THE BOARD

Any shareholder or other interested party may communicate with the Board or any Trustee by sending the communication to our corporate offices at 1626 East Jefferson Street, Rockville, MD 20852 in care of our Secretary. All communications should identify the party to whom it is being sent, and any communication which indicates it is for the Board of Trustees or fails to identify a particular Trustee will be deemed to be a communication intended for our Non-Executive Chairman of the Board. Our Secretary will promptly forward to the appropriate Trustee all communications received for the Board or any individual Trustee which relate to our business, operations, financial condition, management, employees or similar matters. Our Secretary will not forward to any Trustee any advertising, solicitation or similar materials.

PROPOSAL 1	ELECTION OF SEVEN TRUSTEES

Our Board, on recommendation of our Nominating Committee, has nominated all of our 7 current Trustees to stand for election at the 2020 Annual Meeting. All trustees elected at the meeting will hold office until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. As required by our Corporate Governance Guidelines, Mr. Vassalluzzo submitted his resignation to the Board upon reaching the age of 72. The Board declined to accept the resignation, asking Mr. Vassalluzzo to continue to serve through the 2021 Annual Meeting, assuming he is elected at the 2020 annual meeting. The Board and Mr. Vassalluzzo discussed the likelihood that he would not be nominated and would not stand for reelection when his term expires in 2021.

You are entitled to cast one vote per Share for each of the seven named individuals. Proxies may not be voted for more than seven individuals. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal. Our Bylaws require that a nominee receive a majority of votes cast in order to be elected. Any nominee who does not receive a majority of votes cast will be required to submit a resignation to the Nominating Committee which would then make a recommendation to the Board as to whether to accept the resignation. The decision by the Board on any resignation would be publicly disclosed, along with the rationale for the decision, within 90 days after the election. Over the past 5 years, each of our Trustee nominees in those years has received on average 98% of the votes cast. We believe this process is a best practice and provides accountability to our shareholders.

✓ Our Board recommends a vote FOR each of the seven Trustee nominees

OUR NOMINEES

Information regarding our nominees, including their qualifications and principal occupations, as well as the key experience and qualifications that led the Board to conclude each nominee should serve as a director, is provided below.

JON E. BORTZ	Age: 63	Trustee Since: 2005	Independent

Committees: Audit Nominating

Business Experience:

•   President, CEO and Chairman of Pebblebrook Hotel Trust (2009 – present)

•   Various positions including President, CEO and Chairman of the Board with LaSalle Hotel Properties (1998 – 2009)

•   Chairman of the Board of Directors of American Hotel and Lodging Association (2020 to present

Specific Qualifications and Skills:

Mr. Bortz has spent the last two decades as CEO of publicly traded REITs which gives him a wide range of experience in the management and governance of public companies, extensive leadership experience as well as deep expertise in real estate investment and finance, two primary areas that provide the foundation for our long-term growth.

Other Public Company Boards:

•   Pebblebrook Hotel Trust (2009 – present)

DAVID W. FAEDER	Age: 63	Trustee Since: 2003	Independent

Committees: Audit (Financial Expert) Compensation (Chair)

Business Experience:

•   Managing Partner of Fountain Square Properties (2003 – present)

•   Various positions with Sunrise Senior Living, Inc. including Vice Chairman, President and CFO (1993 – 2003)

Specific Qualifications and Skills:

Mr. Faeder’s deep real estate investment and finance experience acquired from his time as a private investor and as a REIT CFO coupled with his public company and accounting background provide valuable perspective on our investment decisions, alignment of our capital structure to support those investments and on our financial reporting.

Other Public Company Boards:

•   Arlington Asset Investment Corp. (2013 – present)

ELIZABETH I. HOLLAND	Age: 54	Trustee Since: 2017	Independent

Committees: Compensation Nominating (Chair)

Business Experience:

•   Chief Executive Officer of Abbell Credit Corporation and Abbell Associates, LLC (1997 – present)

•   International Council of Shopping Centers Board of Trustees (2004 – present); Chairman of the Board of Trustees (2016 – 2017); Vice Chairman of the Board of Trustees (2015 – 2016)

Specific Qualifications and Skills:

Ms. Holland brings valuable insights into retailers and the retail industry in general from her time in leadership positions with the International Council of Shopping Centers and her own investing experience in retail real estate. Those perspectives are invaluable for a retail based real estate company.

Other Public Company Boards:

•   VICI Properties, Inc. (2017 – present)

MARK S. ORDAN	Age: 61	Trustee Since: 2019	Non-Management

Committees: None

Business Experience:

•   Chief Executive Officer and Chairman of Quality Care Properties (2016 – 2018)

•   Executive Chairman (2015 – 2016) and CEO (2014 – 2015) of Washington Prime Group

•   CEO of Sunrise Senior Living, Inc. (2008 – 2013) and CEO of Sunrise Senior Living, LLC (2013), its successor

•   CEO and President of The Mills Corporation (2006 – 2007)

Specific Qualifications and Skills:

Mr. Ordan provides our Board with many years of leadership and governance experience from his years of serving as CEO and a director of other public traded REITs. This is in addition to the retailing understanding he adds to the Board from his prior experiences of founding and running multiple gourmet grocery and other food concepts.

Other Public Company Boards:

•   VEREIT, Inc. (2015 – present)

•   Forest City Realty Trust, Inc. (2018)

•   Quality Care Properties, Inc. (2016 – 2018)

•   Washington Prime Group (2014 – 2017)

GAIL P. STEINEL	Age: 63	Trustee Since: 2006	Independent

Committees: Audit (Chair) Compensation

Business Experience:

•   Owner of Executive Advisors (2007 – present)

•   Executive Vice President of Bearing Point, Inc. (2002 – 2007)

•   Global Managing Partner of Management and Technology Consulting Practice for Arthur Andersen (1984 – 2002)

Specific Qualifications and Skills:

Ms. Steinel has over 25 years of experience in auditing, leadership, leadership development and financial systems that provides us with valuable insights on leadership, risk management and systems operations.

Other Public Company Boards:

•   MTS Systems Corporation (2009 – 2020)

JOSEPH S. VASSALLUZZO	Age: 72	Trustee Since: 2002	Non-Executive Chairman
Committees: Compensation Nominating

Business Experience:

•   Non-Executive Chairman of the Board of Office Depot, Inc. (2017 – present)

•   Various positions including Vice Chairman with Staples, Inc. (1989 – 2005)

Specific Qualifications and Skills:

Mr. Vassalluzzo has extensive knowledge of and experience with retail real estate as a result of his work in leading the expansion of Staples. He also brings a depth of understanding of retailing and leadership skills from his service on the boards of multiple retail concepts and other public companies.

Other Public Company Boards:

•   Office Depot, Inc. (2013 – present); Non-Executive Chairman (2017 – present)

•   Life Time Fitness (2006 – 2015)

DONALD C. WOOD	Age: 59	Trustee Since: 2003	Chief Executive Officer
Committees: None

Business Experience:

•   President and CEO of Federal (2003 – present) and various other positions including CFO and COO (1998 – 2003)

•   Chairman of the Board of the National Association of Real Estate Investment Trusts (2011 – 2012)

•   Board of Governors of the International Council of Shopping Centers (2010 – present)

Specific Qualifications and Skills:

Mr. Wood’s 21 years of experience with Federal and his responsibilities as chief executive officer provides the Board with familiarity and details on all aspects of operating the company.

Other Public Company Boards:

•   Quality Care Properties, Inc. (2016 – 2018)

•   Post Properties, Inc. (2011 – 2016)

BUILDING THE RIGHT BOARD FOR FEDERAL

The Nominating Committee is responsible for evaluating the effectiveness of the Board and for determining, and recommending to the full Board, who should stand for election at the Annual Meeting. In determining who to nominate for consideration, the Nominating Committee looks for individuals who have the highest personal and professional integrity, have demonstrated exceptional intelligence and judgment, have proven leadership skills, are committed to our success, have the requisite skills necessary to advance our long term strategy which is so critical in the real estate industry, and have the ability to work effectively with our Chief Executive Officer and other members of the Board. For incumbent Trustees, the Nominating Committee also takes into account his/her performance as a board member which is evaluated annually.

The table below summarizes the key experience, qualifications and attributes for each trustee nominee and highlights the balanced mix of experience, qualifications and attributes of the board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the board.

C=Chair         M=Member         $=Financial Expert

The Nominating Committee and the Board recognize the benefits of diversity in the boardroom and the healthy debate that stems from different viewpoints that may result from diverse backgrounds and experiences. Our Board exhibits diverse geographic and business backgrounds, is comprised of almost one-third women and have almost one-third who have served on the Board for less than 5 years. The Board believes that a diversity of skills, ages, tenure, gender and ethnicity, are factors to be considered, consistent with the goal of creating a Board that best serves the needs of the company and our shareholders. To identify, recruit and evaluate qualified candidates for the Board, the Board first looks to individuals known to current Board members through business and other relationships. If the Board is not able to identify qualified candidates in that way, the services of a professional search firm would be used.

PROCESS FOR SHAREHOLDERS TO RECOMMEND TRUSTEE NOMINEES

Shareholders may propose a candidate to be nominated for election to the Board by following the procedures outlined in our Bylaws, a copy of which can be obtained by sending a written request to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852 and at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852 after August 10, 2020. If you want to recommend a nominee, you can submit a written recommendation in accordance with our Bylaws that includes the name, qualifications and other pertinent information about the nominee to our Secretary at our Rockville office. Any recommendation for a nominee to be considered at our 2021 Annual Meeting must be submitted no later than November 20, 2020.

TRUSTEE COMPENSATION

Our non-employee Trustees receive the following compensation for their service on the Board:

Trustee Role	Compensation Element	2019	2020
Non-Executive Chairman	Annual Retainer – Paid in Cash	$106,000	$110,000
	Annual Retainer – Paid in Shares(1)	$159,000	$165,000
	Total Annual Retainer	$265,000	$275,000

Non-Employee Trustees	Annual Retainer – Paid in Cash	$76,000	$80,000
	Annual Retainer – Paid in Shares(1)	$114,000	$120,000
	Total Annual Retainer	$190,000	$200,000

Committee Chair Fees	Audit Committee – Paid in Cash	$20,000	$25,000
	Compensation Committee – Paid in Cash	$10,000	$15,000
	Nominating Committee – Paid in Cash	$10,000	$15,000

(1)	All Shares issued are fully vested on the grant date.

The 2020 Trustee compensation identified above was set by the Board after taking into account compensation being paid to 26 other public real estate investment trusts in different sectors and of varying sizes. The Board determined that the 2020 amounts reflect a reasonable market level of compensation in comparison to the other companies reviewed. This was the first change to Trustee compensation since 2017.

In addition to the annual retainer described above, Mr. Vassalluzzo receives administrative support for both our business and personal use from our regional office in Wynnewood, Pennsylvania. There were no additional fees paid or services provided to any Trustee for service on any of the Board committees or for attendance at any Board or committee meetings other than those described above.

Total compensation awarded to our Trustees for service in 2019 was as follows:

	Annual Retainer		Committee	All Other
Name	Paid in Cash	Paid in Shares(1)	Chair Fees	Compensation	Total
Jon E. Bortz	$76,000	$114,000	$-	$-	$190,000
David W. Faeder	$76,000	$114,000	$10,000	$-	$200,000
Elizabeth I. Holland(2)	$76,000	$114,000	$5,096	$-	$195,096
Mark S. Ordan(3)	$69,545	$104,500	$-		$174,045
Gail P. Steinel	$76,000	$114,000	$20,000	$-	$210,000
Warren M. Thompson(4)	$93,178	$-	$4,904	$-	$98,082
Joseph S. Vassalluzzo(5)	$106,000	$159,000	$-	$8,700	$273,700
Total	$572,723	$719,500	$40,000	$8,700	$1,340,923

(1)

Shares were issued on January 2, 2020 with the number of Shares received by each Trustee determined by dividing the amount to be paid in Shares by $128.73, the closing price of our Shares on the NYSE on December 31, 2019, the last business day prior to the date the Shares were issued.

(2)	Pro-rated for partial year of service as Chair of Nominating Committee beginning June 29, 2019.

(3)	Pro-rated for partial year of service beginning February 1, 2019.

(4)	Pro-rated for partial year of service through resignation from the Board on June 28, 2019.

(5)

The amount in the “All Other Compensation” column represents the estimated value of the administrative services. We do not believe there is any incremental cost to us of providing this administrative support.

Trustees are required to maintain ownership of our Shares having a value equal to 5 times the amount of the annual cash retainer. This requirement must be met within 5 years after joining the Board. As of December 31, 2019, all Trustees then serving on the Board complied with the required level of share ownership with the exception of Ms. Holland who joined the Board in February 2017, and Mr. Ordan who joined the Board in February 2019. We expect both Ms. Holland and Mr. Ordan to satisfy this requirement within the 5-year time frame.

PROPOSAL 2	ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our named executive officers (“NEOs”) are:

Name	Age	Position

Donald C. Wood	59	President and Chief Executive Officer: See Proposal 1-Election of Trustees for information
Daniel Guglielmone	53	Executive Vice President – Chief Financial Officer and Treasurer: Held position since he joined in August 2016; responsible for overseeing capital markets, financial reporting, investor relations, corporate communications and East Coast acquisitions. Prior experience includes: Senior Vice President-Acquisitions & Capital Markets of Vornado Realty Trust (2003 - 2016); Director of the real estate and lodging group in investment banking of Salomon Smith Barney / Citigroup (1993 – 2003); retail division of Douglas Elliman Commercial Real Estate (1989 to 1992).
Dawn M. Becker	56	Executive Vice President – General Counsel and Secretary: Held position since April 2002 and has responsibility for overseeing various corporate functions including Legal, Human Resources, Information Technology and Sustainability. She has held multiple officer positions since joining Federal in 1997 including Managing Director Mixed Use Operations (2015 - 2016), Chief Operating Officer (2010 - 2015) and Real Estate and Finance Counsel (2000 - 2002).

EXECUTIVE OFFICER COMPENSATION

You are being asked to approve on an advisory basis the compensation of our NEOs as described in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, the supplemental tables and the disclosure narratives that follow. This is an opportunity to express your opinion regarding the decisions made by the Compensation Committee on the compensation of our NEOs for 2019; however, it will not affect any compensation already paid or awarded for 2019 and will not be binding on the Compensation Committee, the Board or the company. The Board and our Compensation Committee value the opinions of our shareholders and will review the results of this vote and take those results into consideration in addressing future compensation policies and decisions.

As described in more detail below, our compensation packages include base salaries, annual cash incentive compensation, long-term equity incentives and other market appropriate benefits and perquisites. A few highlights of our compensation programs are:

Performance Based: A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of long-term shareholder value through both our annual bonus program and our long-term incentive award plan. The amounts earned by our NEOs under both of these programs are determined on the basis of performance over a 1 or 3 year performance period with full value not recognized until expiration of an additional vesting period.

Balance between Short-Term and Long-Term Pay: The combination of base pay, annual bonus and long-term incentives provides an appropriate balance between short-term and long-term pay and objectives.

Stock Ownership Guidelines: Our CEO is required to hold Shares having a value equal to at least 3x the amount of his base pay and annual bonus and our other NEOs are required to hold Shares having a value equal to at least 2.5x the amount of his/her base pay and annual bonus. This requirement aligns our NEOs with our shareholders and incentivizes them to act in the best long-term interests of the company.

No Special Perquisites: We do not provide any perquisites to our NEOs that are not widely available to our other employees other than as described in the CD&A and the “Potential Payments on Termination of Employment and Change-in Control” sections below.

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal.

✓ Our Board recommends a vote FOR the compensation of our NEOs

The text of the resolution if Proposal 2 is passed is:

RESOLVED, that the shareholders of the company hereby approve, on an advisory basis, the compensation of our NEOs as described in the CD&A, the Summary Compensation Table, the supplemental tables and the narrative disclosures accompanying these materials as required by Item 402 of Regulation S-K.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes our compensation programs and compensation decisions for our NEOs for 2019.

2019 Compensation Highlights:

Some specific decisions and results impacting 2019 compensation for our NEOs include:

No Changes to CEO Compensation: The Compensation Committee did not make any changes to Mr. Wood’s compensation package in 2019. His base pay has remain unchanged since 2016 and his target annual bonus and potential earnings under our long-term plan have remained unchanged since 2015.

Minimal Changes to NEO Compensation: The Compensation Committee approved modest base pay increases for Mr. Guglielmone and Ms. Becker. This was the first base pay increase approved for Mr. Guglielmone since he joined the company in 2016 and the first base pay increase for Ms. Becker since 2015. In addition, the Compensation Committee approved modifying the range of potential equity that can be earned by Mr. Guglielmone under our long-term plan but made no adjustment to his target level award.

Adoption of New Market Oriented Long-Term Incentive Metrics: The Compensation Committee adopted new, market oriented performance metrics under our long-term incentive award program to address a growing disconnect between the effectiveness of that plan to support our compensation strategy. A more detailed discussion of these changes is set forth below.

Our compensation program received a favorable vote of more than 92% from our shareholders in 2019 which demonstrates that our basic approach to compensating our NEOs is appropriate.

2019 Compensation of our NEOs:

The following chart sets out the 2019 target compensation and the compensation actually earned by each of our NEOs for 2019 based on company and individual performance for the 1 and 3-year periods ending December 31, 2019:

		Target				2019			Earned

		Annual				Annual	Long-Term		Pay as %

NEO	Base Salary	Bonus	LTIAP	Total	Base Salary	Bonus	Incentive	Total	of Target

Donald C. Wood	$950,000	$1,425,000	$5,000,000	$7,375,000	$950,000	$1,504,167	$5,379,250	$7,833,417	106%

Daniel Guglielmone	$500,000	$375,000	$900,000	$1,775,000	$500,000	$395,833	$968,265	$1,864,098	105%

Dawn M. Becker	$475,000	$356,250	$600,000	$1,431,250	$475,000	$376,042	$645,510	$1,496,552	105%

The amounts set forth above for the annual bonus and performance based, long-term equity program differ from the amounts shown for 2019 in the Summary Compensation Table because the chart above reflects the amount earned for the year while the Summary Compensation Table reflects these amounts in the year in which they are paid regardless of the time period during which those amounts were earned. We believe the chart above is helpful because it reflects the way in which the Compensation Committee considers compensation decisions for our NEOs and it allows the actual compensation earned for 2019 to be understood in the context of our financial and other performance for the performance periods ending in 2019.

2019 Compensation Components:

We provide our NEOs with three primary components of compensation, each of which serves a unique purpose in compensating and rewarding our NEOs and creates alignment between our NEOs and our shareholders.

Pay Element		Form	Link to Business and Talent Strategies

Fixed Pay	Base Salary	Paid in Cash	✓ Compensation to assume day-to-day responsibilities of the position
✓ Pay level recognizes experience, skill and performance with the goal to be competitive with market

		Paid in Cash	✓ Aligns pay with achieving annual business objective
	Annual Bonus	Up to 25% can be paid in
At-Risk Pay		Shares at employee election	✓ Payouts can be adjusted downward based on individual performance
		Paid in Restricted Shares	✓ Motivates and rewards achievement of long-term performance

	Long-Term Incentive	Up to 50% can be paid in share options at employee election	✓ Aligns executive and shareholder interests
✓ Promotes executive ownership in the company

We also provide various health and welfare related benefits to our NEOs that are the same as provided to all of our employees. These benefits are competitive with those offered by companies with whom we compete for talent and provide another tool that allows us to attract and retain talented executives.

Setting Annual Compensation:

Annual compensation for our NEOs is paid in both cash and restricted Shares with a significant portion at risk and contingent on achieving either annual or longer term performance goals. The total potential compensation for our NEOs is established based on the scope of his/her individual responsibilities and contributions to our performance taking into account competitive market compensation paid for similar positions. Our Compensation Committee determines appropriate levels of total compensation for our NEOs by applying their individual understanding, experiences and judgments in the national marketplace of senior level real estate positions and related industry pay in both public and private companies that may compete for our executives while also considering the relative importance of various positions at Federal given our business plan and organization compared with the business plans of our major competitors. The Compensation Committee also consults compensation surveys prepared for the National Association of Real Estate Investment Trusts (“NAREIT Survey”) to confirm its assessment of appropriate market compensation for our NEOs, reviewing the information reported for each position by the 113 real estate investment trusts (“REITs”) that participated in the latest survey as well as by the approximately 27 retail focused REITs that participated in that survey.

Using the three components of compensation, their knowledge and experience in the marketplace and the NAREIT Survey information, the Compensation Committee establishes an individual compensation package for each NEO setting the target level of potential compensation at or slightly below market level compensation for that NEO. The purpose of setting target compensation at or below market is to further incentivize our NEOs to achieve the highest level of performance under our incentive programs with the expectation being that superior company performance will result in our NEOs being paid slightly above market compensation levels. The Compensation Committee believes that using performance based compensation as a way to pay our NEOs above market compensation levels helps us attract and retain the quality talent that is necessary to successfully run a business such as ours with a more diverse set of property types and tenants than other shopping center companies.

Fixed Compensation – Base Salary

Base salary is the only fixed component of the compensation paid to our NEOs annually. Because base salaries are just one component of total pay, we do not target base salaries to any specific level but do confirm that the base salaries for our NEOs are within market parameters using the NAREIT Survey and market knowledge. All base salary decisions for our NEOs are made at the first Compensation Committee meeting of the year and take effect on January 1 of that year. In 2019, Mr. Wood did not receive an increase in base salary. Mr. Guglielmone received a base pay increase, the first approved since he was hired in 2016, and Ms. Becker received a base pay increase, her first since 2015.

At Risk Compensation – Annual Bonus Plan and Long-Term Incentives

A substantial portion of the compensation for our NEOs is delivered through our annual bonus plan and long-term incentive plan, both of which are performance based programs with compensation that is at risk.

Annual Bonus Plan

The Annual Bonus Plan is an annual cash incentive program with payment under the plan contingent on our achieving FFO per diluted Share within a range set by the Compensation Committee for that year. The Compensation Committee believes that FFO per diluted Share is the appropriate measure to use for an annual program because it reflects the impacts of operational decisions, capital allocation decisions and balance sheet management for the year. Following is the range set by the Compensation Committee and our actual performance for 2019:

The Compensation Committee sets the FFO per diluted Share range for our annual bonus program at the beginning of each year to reflect acceptable to exceptional performance in light of our business objectives for the year after a thorough review and discussion of our budget and investor expectations for the year. The FFO per diluted Share range originally set by the Compensation Committee in 2019 did not contemplate the acquisition of control of a critical parcel of land at our Assembly Square project which only became possible when the other party finally expressed a willingness to sell on reasonable terms in the middle of 2019. Although this acquisition was an investment in our real estate, generally accepted accounting principles required that this transaction be recorded as a reduction to earnings. As a result of this charge, we reported funds from operations (“FFO”)1 per diluted Share of $6.17. Without the impact of this investment, we would have reported FFO per diluted Share of $6.33 which would have been a record level for the company. The Compensation Committee determined that it was in the best interest of the company to proceed with the acquisition given its importance to future value creation at the property and as a result, modified during the year the FFO per diluted Share range for bonus payouts to exclude the impact of the $0.16 per Share charge resulting from that acquisition.

1 FFO is a supplemental non-GAAP financial measure of a real estate company’s operating performance. We follow the definition of FFO provided by the National Association of Real Estate Investment Trusts (“NAREIT”) which is included on Appendix A along with a reconciliation of net income to FFO available for common shareholders.

Following are the annual bonus payouts to our NEOs based on our actual FFO per diluted Share achieved for 2019:

*Percentage of base salary that establishes target bonus potential.

The bonus targets for our NEOs as a percentage of base salary were not changed in 2019. The Compensation Committee considered the individual performances of each of our NEOs during 2019 and awarded each individual the full annual bonus for which he/she was eligible.

Approximately 36% of the 268 participants in our Annual Bonus plan, including our NEOs, have the option to receive up to 25% of the final bonus payout in the form of Shares that vest equally over three years with accelerated vesting on death, disability, change in control and termination without cause. In consideration of the extended payment period for this portion of the bonus already earned, the employee receives Shares valued at 120% of the portion of the Annual Bonus he/she elected to receive in Shares. For 2019, Mr. Wood and Ms. Becker each elected to receive 25% of the bonus in Shares and Mr. Guglielmone elected to receive all of his annual bonus in cash. The cash portion of the 2019 annual bonuses is reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table in this proxy statement. The portion of the Annual Bonus paid in Shares will be included in the “Stock Awards” column in the Summary Compensation Table and the Grants of Plan-Based Awards Table in next year’s proxy statement.

Long-Term Incentive Award Program

The largest portion of compensation for our NEOs comes from our equity based Long-Term Incentive Award Program (“LTIAP”). This program aligns the interests of our NEOs with shareholders by incentivizing our NEOs to identify and accomplish longer-term business objectives that generate value through Share price appreciation and dividend growth. Key aspects of the program are:

✓	Performance measured over a 3 year period with additional vesting requirements so that NEOs do not realize full value of awards until 6 to 8 years after beginning of the performance period

✓	No Shares or options are issued until the performance period has ended and the level of performance achievement has been finally determined

✓	Performance metrics are designed to reward creation of long-term value
✓

Paid in the form of restricted Shares; however, recipients can choose to take up to 50% of the award in the form of options to best accomplish his/her own financial planning objectives. The Compensation Committee believes the value of that personal choice outweighs any diminution in retention value from the granting of options in lieu of Shares. Each of our NEOs elected have the entire amount of the award for the performance period ending in 2019 paid in the form of restricted Shares.

✓

Compensation Committee has the discretion to increase or decrease awards by up to 20% to reflect individual performance. No adjustments were made to the awards for our NEOs for the current performance period.

Plan Design Changes in 2019:

Our long-term incentive program metrics and performance hurdles had been in place unchanged since the program was first adopted in 2003. For more than a decade, the program was effective at achieving our compensation strategy allowing us to pay compensation to our NEOs slightly above market when the company delivers superior results while keeping target compensation levels at or slightly below market. Over the past few years, however, despite the company continually delivering record levels of operating results and trading at a significant premium to other shopping center companies, the program was not delivering pay consistent with our compensation strategy. In lieu of simply increasing target levels of compensation for our NEOs to make up for the ineffectiveness of the program design, a decision which would permanently increase the cost to run the company, the Compensation Committee chose to restructure the long-term incentive program with new metrics and new performance hurdles that better support our compensation strategy.

Original Metrics: The three original metrics and performance hurdles under our long-term plan are:

Relative Total Return: Measures total shareholder return, taking into account Share price appreciation and assuming reinvestment of dividends, relative to performance of other companies in the Bloomberg REIT Shopping Center (“BBRESHOP”) index on a weighted average basis. The Compensation Committee determined that the BBRESHOP index was the best index to use given that it is an industry index made up of primarily companies that own and operate open air shopping centers whose businesses are most closely aligned with ours and face the same general market dynamics. To get paid at target, the company has to perform at the 60th percentile relative to other companies in the index on a weighted average basis. Performance at the 40th percentile earned payment at a threshold level and stretch level payment was earned only if we performed at the 80th percentile of the index. For the performance period from 2017 through 2019, we performed at the 52.21 percentile of the index on a weighted average basis.

The shopping center sector has seen a significant amount of consolidation over the past 15 years which has resulted in a few larger companies dominating the index on a weighted average basis. As a result, our calculation methodology for this metric evolved into a comparison of how we performed against only a few large companies, not how we performed against the industry. The Compensation Committee believed that a metric comparing our performance against this index was an appropriate part of our long-term compensation plan but that the current calculation methodology for measuring that performance was outdated and no longer effective.

Absolute Total Return: Measures whether we have actually created value and delivered returns to our shareholders over the 3-year performance period, taking into account both Share price appreciation and dividends assuming all dividends are reinvested. The return hurdles set for our management team to be entitled to payout on this metric were annualized returns of 8% for threshold level payout, 10% for target level payout and 12% for stretch level payout. For the performance period from 2017 through 2019, we performed at lower than the threshold level. When these hurdle levels were set in 2003, they reflected market expectations. That is no longer the case. These returns are significantly above investors’ return expectations today and have been for some time. The Compensation Committee considered whether to simply adjust the return hurdles to reflect current market expectations but ultimately concluded that this metric should be replaced with a metric that better reflects both investors perception of the company and management’s performance.

Return on Invested Capital: Reflects how effectively we have allocated our shareholders’ capital during the three year performance period and incentivizes our executives to make sound, long-term investment decisions that will generate strong future returns for our shareholders. The required performance levels on this metric were designed to be adjusted to reflect changing market expectations as we acquire, sell and develop assets and as a result, have remained effective as part of our long-term compensation plan. For the performance period from 2017 through 2019, we delivered a 7.92% return on invested capital which exceeded the 7.75% hurdle established by the Compensation Committee for stretch level payout.

Updated Metrics: The Compensation Committee spent a considerable amount of time researching the design of long-term compensation plans for other REITs looking across a wide range of industries and REITs of varying sizes as it considered revisions to our plan. After significant consideration, the Compensation Committee modified our long-term plan and adopted more relevant performance metrics and performance hurdles that more appropriately reflect investor expectations and support our compensation strategy. Following is information about the new metrics and performance hurdles, the Compensation Committee’s rationale for choosing these metrics and performance hurdles and the level of performance achieved on each of those metrics for the 3-year performance period from 2017 through 2019.

Relative Total Return: The Compensation Committee determined that it was important to retain relative total return in the long-term compensation program as a way to directly align with shareholder interests and to reflect market conditions. Specific considerations of the Compensation Committee with respect to selecting and structuring this metric included:

•

Structuring the performance hurdle as a comparison of total shareholder return delivered by the company, taking into account Share price appreciation and assuming reinvestment of dividends, against the total return achieved by the BBRESHOP index as a whole. The Compensation Committee believes this is an appropriate reflection of the performance comparison used by investors when considering investment choices in public shopping center companies and that the BBRESHOP index is the best comparison index to use for the reasons discussed above

•

Setting target payout levels to be earned if our total return equals the total return delivered by the index with downward and upward adjustments made to payouts for either underperforming or outperforming the index by up to 5%. With threshold and stretch level payouts under our long-term plan being no more than +/- 50% of target level pay, the Compensation Committee determined that the 5% range on underperforming or outperforming the index created an appropriate alignment between pay and performance

•	Weighting this metric equally with other metrics in the program to reflect each being an equally important measure of performance

FFO Multiple Premium: The Compensation Committee adopted a new performance metric of relative FFO multiple premium that compares the FFO multiple at which the company is trading at the end of the performance period against the average FFO multiple at which all other public shopping center companies (other than the company) are trading at the end of the performance period as reported by a third party investment bank. Specific considerations that went into adopting and structuring this metric include the following:

•

The FFO multiple is a direct reflection of how investors in the marketplace value our Shares taking into account investors’ perception of our historical results as well as their belief in our ability to grow and deliver profits and value in the future. It is an effective measure of long-term performance using both history and future expectations and one that can be used to effectively evaluate the performance of the management team.

•

With the company’s high quality assets and balanced business plan, the Compensation Committee believes that the company is “best in class” of other public shopping center companies and as a result, should always trade at a premium multiple to other public shopping center companies. Given that, the Compensation Committee set target payout levels to be earned only if the company trades at a multiple premium of at least 15% with the ability to earn stretch level pay if the company trades at a premium multiple of 20% or more and not being entitled to any level of pay unless the multiple is at least a 5% premium to the other public shopping center companies. Simply put, the management team should only be paid if they are making decisions and running the company in a way that garners a multiple premium to other public shopping center companies given our asset base. The Compensation Committee concluded that the FFO multiple comparison is a better way of assessing whether the company remains “best in class” amongst other public shopping centers companies than total returns or total return comparisons which can be significantly impacted by market conditions and other factors outside management’s control.

•	The Compensation Committee determined that this metric was of equal importance with the other metrics in the plan and as a result, has weighted it equally in the calculation.

Return on Invested Capital: The Compensation Committee concluded that this metric remained relevant and effective and made no change other than revising the weighting to be of equal weight with each of the other metrics.

Plan Transition:

With the new metrics adopted part way through the ongoing 3-year performance period, the Compensation Committee had to determine the best way to transition from the old metrics to the new metrics. Using the old metrics would have resulted in a payout for our NEOs of approximately 78% of target pay level while using solely the new metrics would have resulted in payouts of more than 137% of target. Neither result seemed appropriate or achieved our overall compensation objectives for this performance period. Ultimately, the Committee decided to approve payout levels at a simple average of the percentage payout level achieved entirely under the old metrics and the percentage payout level achieved entirely under the new metrics which resulted in total earned pay for 2019 modestly higher than target pay consistent with our compensation strategy. The actual amounts earned by our NEOs under our long-term incentive program for the period ending in December 2019 using this approach is shown below:

*Percentage payout relative to target based on achievement of performance hurdles; actual payouts are interpolated between threshold, target and stretch

The new metrics will be used to determine pay for our NEOs for the three year performance period ending in 2020.

The results above reflect an adjustment made to Mr. Guglielmone’s potential earnings range to set a threshold level payout at 50% of target and a stretch level potential at 150% of target. The previous range for Mr. Guglielmone which was set when he was hired in 2016 was a threshold level of 67% of target and a stretch level of 133% of target. The Compensation Committee determined that Mr. Guglielmone’s compensation should be more highly correlated with company performance and believed that expanding the range accomplished that objective without increasing target level compensation.

The number of Shares actually awarded to each of our NEOs under the LTIAP is determined by dividing the amount of the award by the closing price of our stock on the NYSE on the date the awards are made. There is no amount included for 2019 in the Summary Compensation Table or Grants of Plan-Based Awards Table in this proxy statement for LTIAP awards earned for the 2017-2019 performance period. The LTIAP awards reflected for 2019 in the Summary Compensation Table and the Grants of Plan-Based Awards Table for our named executive officers in this proxy statement relate to awards made in February 2019 for the 3-year performance period ending December 31, 2018.

Other Benefits

We provide other health and welfare benefits to our NEOs on the same basis as we provide those benefits to all employees. In addition to those benefits, we provide to Mr. Wood, his spouse and his dependents continuation of health coverage after Mr. Wood’s termination upon death, disability, retirement, change in control or otherwise (other than a termination with cause or resignation). This coverage will continue as to Mr. Wood and his spouse until their death, or with respect to his spouse until divorce, if earlier, and coverage continues for three of Mr. Wood’s children until each reaches age twenty-five and as to one of the children, until her death. We are required to provide coverage of at least the same level as provided to Mr. Wood and his family at the time of his termination and such coverage will be secondary to certain other coverages that may be available to Mr. Wood and his family. This agreement has been in place and remained unchanged since 2008.

Other Compensation Considerations

Equity Ownership: Each of our NEOs is required to maintain a level of ownership of equity in the company equal to a multiple of the sum of his or her base salary and annual bonus. The required multiples for our named executive officers are 3 times for Mr. Wood and 2.5 times for each of Mr. Guglielmone and Ms. Becker. Each of our NEOs was in compliance with the equity ownership requirement as of December 31, 2019.

Risk Assessment: As described in the “Risk Management Oversight” section, we have concluded that our compensation programs do not encourage excessive or unnecessary risk taking. We have in place a clawback policy allowing us to recoup compensation paid to our NEOs on the basis of incorrect financial statements where that NEO engaged in fraud or grossly negligent misconduct.

Timing of Equity Grants: Equity awards to our employees under our Annual Bonus Plan and LTIAP described above are made at the Compensation Committee’s meeting that occurs in February of each calendar year. Based on our meeting schedule the past several years, these awards are made before we release financial results for the prior fiscal year. We have no policy that times the granting of equity awards relative to the release of material non-public information. Equity awards to new hires are generally made on the first day on which the employee starts work and equity awards to employees who are promoted generally are made on the day on which the promotion has been fully approved. All of our options are awarded at the closing price of our Shares on the NYSE on the date the award is made. The Compensation Committee has never re-priced options, granted options with an exercise price that is less than the closing price on the NYSE on the date of the grant, or granted options which are priced on a date other than the grant date. Equity awards for Vice Presidents and above for the 3-year performance period ending on December 31, 2019 were made at the Compensation Committee’s meeting on February 4, 2020 based on the closing price of our Shares on the NYSE on that date.

Termination and Change-in-Control Arrangements: We have agreements in place with each of our named executive officers providing for various payments and benefits to be made to them if there is a change in control or their employment with us is terminated for certain reasons. The circumstances in which payments may be made and the potential amounts of those payments are described in more detail in the “Potential Payments on Termination of Employment and Change-in-Control” section below. We believe that the payments provided for in these agreements are reasonable and appropriate as part of the total compensation packages available for our named executive officers.

Deductibility of Executive Compensation in Excess of $1.0 Million: For tax years ending on or prior to December 31, 2017, Section 162(m) of the Internal Revenue Code generally prohibited any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year paid to an executive officer who is named in the Summary Compensation Table. An exception was made for qualified performance-based compensation, among other things. Although the Compensation Committee considered the impact of Section 162(m) in structuring compensation programs, the Committee’s primary focus was on creating programs that addressed the needs and objectives of the company regardless of the impact of Section 162(m). As a result, the Compensation Committee made awards and structured programs that were non-deductible under Section 162(m).

The Tax Cuts and Jobs Act of 2017 modified Section 162(m) to, among other things, modify who is subject to the $1 million deduction limit and to eliminate the exception for performance based pay from the $1 million deduction limit starting with tax years ending after December 31, 2017. The changes to Section 162(m) have not had a material impact on us.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Submitted by:

David W. Faeder, Chairman

Elizabeth I. Holland

Gail P. Steinel

Joseph S. Vassalluzzo

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017, in accordance with current SEC rules. The Summary Compensation Table below does not include the value of the Shares issued to our NEOs on February 4, 2020 for the performance period ending December 31, 2019. The value of those Shares will appear in next year’s proxy statement in the Grants of Plan-Based Awards Table as well as the “Stock Awards” column of the Summary Compensation Table.

					Non-Equity Incentive Plan Compensation(4)
				Stock Awards(3)		All Other Compensation(5)
Name and Principal Position	Year	Salary(1)	Bonus)(2)				Total
Donald C. Wood, President and Chief Executive Officer (PEO)	2019	$950,000	$-	$5,534,437	$1,128,125	$18,296	$7,630,858
	2018	$950,000	$-	$5,160,832	$1,335,938	$17,412	$7,464,182
	2017	$950,000	$-	$6,927,569	$1,183,213	$17,000	$9,077,782
Daniel Guglielmone, Executive Vice President-Chief Financial Officer and Treasurer (PFO)	2019	$500,000	$-	$900,012	$395,833	$9,728	$1,805,573
	2018	$475,000	$300,000	$787,508	$445,313	$9,592	$2,017,413
	2017	$475,000	$250,000	$899,958	$394,404	$38,701	$2,058,064
Dawn M. Becker, Executive Vice President-General Counsel and Secretary	2019	$475,000	$-	$726,587	$282,031	$13,265	$1,496,883
	2018	$450,000	$50,000	$562,490	$316,406	$12,406	$1,391,302
	2017	$450,000	$-	$979,017	$373,646	$11,073	$1,813,737

(1)	Amounts shown in the Salary column include all amounts deferred at the election of the NEOs into our non-qualified deferred compensation plan.
(2)

Mr. Guglielmone and Ms. Becker each received a $50,000 cash supplemental bonus for 2018. In each of 2017 and 2018, Mr. Guglielmone received a $250,000 cash bonus that was agreed to as part of Mr. Guglielmone’s initial hiring compensation package.

(3)

Amounts shown in the Stock Awards column reflect the aggregate grant date fair value of the awards calculated in accordance with FASB ASC Topic 718 that were made in the fiscal years ended December 31, 2019, 2018 and 2017. For a discussion of the valuation of these awards, please refer to Note 12 in the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 10, 2020.

(4)

Amounts shown in this column represent only the cash portion paid under our Annual Bonus Plan and include amounts deferred by our NEOs into our non-qualified deferred compensation plan. Mr. Wood received 75% of his Annual Bonus in cash for each of 2019, 2018 and 2017. Ms. Becker received 75% of her bonus in cash for 2019 and 2018 and 100% of her bonus in cash for 2017. Mr. Guglielmone received 100% of his Annual Bonus in cash for 2019, 2018 and 2017. The remaining amounts earned under the Annual Bonus Plan in 2019, 2018 and 2017 were paid in Shares in an amount equal to 120% of the cash value in consideration of an additional 3-year vesting schedule.

(5)

The amounts shown in this column for the last fiscal year include: (a) payments for group term life insurance, long-term disability insurance and supplement life insurance of $11,296 for Mr. Wood, $2,728 for Mr. Guglielmone and $6,265 for Ms. Becker; and (b) contributions to our 401(k) plan of $7,000 for each of our NEOs.

GRANTS OF PLAN-BASED AWARDS TABLE

The following Share awards were made in 2019, all of which were earned based on the 1-year or 3-year performance period ending December 31, 2018. Awards made in 2020 to the NEOs under our Annual Bonus Plan and long-term incentive plan for the 1-year and 3-year performance periods ending December 31, 2019 will be reported in the Grants of Plan-Based Awards Table in next year’s proxy statement.

(1)	Issued under our Annual Bonus Plan. These Shares vest equally over 3 years.
(2)	Issued under our LTIAP. These Shares vest equally over 3 years.
(3)	Dividends are paid on all Shares issued at the same rate and time as paid to all other holders of our Shares as declared by our Board from time to time.
(4)

Represents the grant date fair value of Share awards as computed in accordance with FASB ASC Topic 718. The grant date fair value for these Share awards was based on the closing price of our Shares on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information about outstanding equity awards held on December 31, 2019 by our NEOs:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(5)
Donald C. Wood	3,981 (1)	$512,474

	37,250 (1)	$4,795,193

	2,834 (2)	$364,821

	28,067 (2)	$3,613,065

	1,020 (3)	$131,305

	15,512 (3)	$1,996,860

Daniel Guglielmone	6,705 (1)	$863,135

	4,715 (2)	$606,962

	2,148 (3)	$276,512

	3,581 (4)	$460,982

Dawn M. Becker	943 (1)	$121,392

	4,470 (1)	$575,423

	3,368 (2)	$433,563

	242 (3)	$31,153

	2,095 (3)	$269,689

(1)	One-third of these Shares vested on February 12, 2020 and the remaining Shares will vest on February 12, 2021 and 2022.

(2)	One-half of these Shares vested on February 12, 2020 and the remaining Shares will vest on February 12, 2021.
(3)	These shares vested on February 12, 2020.
(4)	These Shares will vest equally on August 15 of each of 2020 through 2023.
(5)

The market value of outstanding unvested Shares is based on $128.73, the closing price of our Shares on the NYSE on December 31, 2019. The value of the outstanding unvested Shares at the time they were issued was previously included in the Summary Compensation Table for the applicable year in which the Shares were issued. The difference between the market value of the outstanding unvested Shares as of December 31, 2019 as compared to the value of those Shares reported in a Summary Compensation Table is $129,572 for Mr. Wood, ($88,950) for Mr. Guglielmone and $3,208 for Ms. Becker.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table includes information with respect to options exercised and Shares that vested in 2019 for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Donald C. Wood	0	$-	48,311	$6,525,850
Daniel Guglielmone	0	$-	6,444	$860,625
Dawn M. Becker	0	$-	5,767	$779,006

(1)

The value realized is based on the closing price of a Share on the date of the Share vesting. The value of these Shares at issuance was reported in the Stock Award column of the Summary Compensation Table for the year in which the Shares were issued. The difference between the value realized on the vesting of the Shares reflected above and the value of the Shares when they were issued and reported as compensation in a Summary Compensation Table is $8,938 for Mr. Wood, ($11,272) for Mr. Guglielmone and ($933) for Ms. Becker.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We maintain a non-qualified deferred compensation plan that is open to participation by 37 members of our management team, including our NEOs. Each participant can elect to defer up to 100% of his or her base salary and cash payment under our Annual Bonus Plan with deferral elections made in December of each year for amounts to be earned in the following year. A number of widely available investment options are made available to each plan participant who then decides how to allocate amounts deferred among those investment options. The amount earned by plan participants on their deferrals is calculated by our third party plan administrator as if the amounts deferred had actually been invested in the investment options selected by each participant. We do not make any contributions to the deferred compensation plan for any individual nor do we guaranty any rate of return on amounts deferred. Amounts deferred into the plan, including amounts earned on the deferrals, are generally payable to the participant shortly after he or she retires or is otherwise no longer employed by us; however, there are a few other alternatives where amounts may be paid to a participant sooner. Mr. Wood and Ms. Becker participate in our deferred compensation plan with 2019 activity described below. Mr. Guglielmone does not participate in our deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
Donald C. Wood	$250,000	$-	$1,496,733	$-	$7,450,298
Dawn M. Becker	$47,442	$-	$318,963	$-	$1,816,367

(1)	All amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2019.

POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL

We have entered into severance agreements with each of our NEOs that require us to make certain payments and provide certain benefits to them in the event of a termination of employment or change in control of the company. Regardless of the reason for an NEO’s termination of employment, he or she will be entitled to receive upon termination all accrued but unused vacation pay and a distribution of any amounts in our non-qualified deferred compensation plan as described in the “2019 Non-Qualified Deferred Compensation” section above. No NEO is entitled to receive a new award under the Annual Bonus Plan or the LTIAP for the year in which the termination occurs. The agreements with each of our NEOs contain provisions restricting the executive from engaging in competing behavior and soliciting and/or hiring our employees for a period of time after termination. The payments that will be made to a NEO on termination vary depending on the reason for termination and may be conditioned on the signing of a release in favor of the company.

The amount of compensation payable to each of our NEOs under various termination scenarios is reflected below assuming that the separation of service was effective on December 31, 2019:

	Cash Payment(1)	Medical Benefits(2)	Accelerated Equity(3)	Other Benefits(4)	Excise Tax Gross-Up	Total
Donald C. Wood
Death	$-	$2,068,000	$11,413,717	$-	N/A	$13,481,717
Disability	$1,286,525	$2,681,004	$11,413,717	$-	N/A	$15,381,246
TWOC	$4,096,875	$2,731,003	$11,413,717	$60,250	N/A	$18,301,845
Termination for Cause	$475,000	$22,002	$-	$-	N/A	$497,002
CIC(5)	$8,193,750	$2,830,013	$11,413,717	$167,165	$-	$22,604,645
Daniel Guglielmone
Death	$-	$-	$2,207,591	$-	N/A	$2,207,591
Disability	$430,080	$35,436	$2,207,591	$-	N/A	$2,673,107
TWOC	$-	$-	$2,207,591	$-	N/A	$2,207,591
Termination for Cause	$-	$-	$-	$-	N/A	$-
CIC(5)	$1,890,626	$70,872	$2,207,591	$90,375	N/A	$4,259,464

Dawn M. Becker
Death	$-	$-	$1,431,220	$-	N/A	$1,431,220
Disability	$361,777	$15,339	$1,431,220	$-	N/A	$1,808,336
TWOC	$896,875	$11,505	$1,431,220	$60,250	N/A	$2,399,850
Termination for Cause	$237,500	$7,670	$-	$-	N/A	$245,170
CIC(5)	$1,793,750	$30,679	$1,431,220	$90,375	$-	$3,346,024

(1)

For disability, payments are for 1 year in an amount equal to the difference between then current salary and the amount of any payments received under any disability policy we maintained plus a tax gross-up on non-tax exempt payments. The estimated tax gross-ups included in these amounts are $564,525 for Mr. Wood, $158,080 for Mr. Guglielmone and $114,777 for Ms. Becker. For termination without cause (“TWOC”), payments are 1.5 times the highest annual base salary and annual bonus paid during the prior 3-year period for Mr. Wood and 1.0 times that amount for Ms. Becker. For termination for cause, the payments equal 1 month of base salary for each year of employment greater than 5 years, capped at a total of 6 months. For change in control (“CIC”), the payments equal 3.0 times the highest annual base salary and annual bonus paid during the prior 3-year period for Mr. Wood and 2.0 times that amount for Mr. Guglielmone and Ms. Becker.

(2)

Amounts in this column represent our estimate of the COBRA equivalent to provide the same benefits as being provided to each NEO at December 31, 2019 for a period of: (a) 1 year in the event of disability for each of our NEOs; (b) 6 months for Mr. Wood and Ms. Becker on a termination with cause; (c) 9 months for Mr. Wood and Ms. Becker on a TWOC; and (d) 3 years for Mr. Wood and 2 years for Mr. Guglielmone and Ms. Becker on a CIC. These estimates were determined by us with input from our health insurance broker and health coverage insurer to confirm that our estimate was consistent with the market cost of providing a stand-alone health insurance program with similar coverage. Because our health insurance program includes a self-insured retention, we use the COBRA equivalent as a reasonable estimate of the potential costs for these benefits. For Mr. Wood, this column also includes the following estimated costs (calculated in accordance with Generally Accepted Accounting Principles) pursuant to the Health Continuation Coverage Agreement with Mr. Wood: $2,068,000 in the event of death; $2,637,000 in the event of disability; and $2,698,000 in the event of termination without cause and change in control.

(3)

All unvested Shares and options held by our NEOs will vest in the event of death, disability, TWOC or CIC. Amounts in this column were calculated by multiplying the number of unvested Shares and options that vest on the occurrence of the specified event as of December 31, 2019 by the value for each Share and option determined in accordance with the FASB ASC Topic 718.

(4)

Amounts in this column are estimated costs for the following: (a) a full-time administrative assistant and outplacement assistance for a period of 6 months in the event of a TWOC for Mr. Wood and Ms. Becker and for a period of 12 months for Mr. Wood and 9 months for Mr. Guglielmone and Ms. Becker in the event of a CIC; and (b) use of a company vehicle for three years for Mr. Wood in the event of a CIC should he choose to use that benefit.

(5)

Under our 2010 Performance Incentive Plan, a CIC is deemed to have occurred when a person acquires a 20% interest in us, or our current Trustees, or those subsequently approved by our current Trustees, constitute less than 2/3 of our Board. Upon a CIC, each NEO is entitled to receive payments and benefits so long as he or she (a) is terminated from employment by the company other than for cause or leaves for good reason within 2 years after the change of control or (b) as to Mr. Wood and Ms. Becker only, he or she voluntarily leaves employment within the 30 day window following the 1-year anniversary of the CIC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Faeder, Ms. Holland, Ms. Steinel and Mr. Vassalluzzo. There are no Compensation Committee interlocks and no member of the Compensation Committee serves, or has in the past served, as an employee or officer of the company.

CEO PAY RATIO

Our compensation and benefit programs are substantially similar throughout the company and are designed to reward all employees who contribute to our success with a total compensation package that is competitive in the marketplace for each employee’s position and performance. We are required to calculate and disclose the compensation of our median paid employee as well as the ratio of the total compensation of our median paid employee to the compensation paid to our CEO annually. The median employee used for this year is the same median employee we used for 2018. The determination of our median employee was used taking our total employee population as of December 31, 2018, excluding our CEO, which included 304 full-time and part-time employees ranging from executive vice presidents to landscapers and maintenance technicians. For the determination, we used annual base pay plus annual bonus at target levels plus overtime actually paid, the combination of which we believe most closely approximates the total annual direct compensation of our employees. For purposes of the calculation, base pay was annualized for the 25 employees who started with us in 2018. No other adjustments were made.

The actual total annual compensation of our Chief Executive Officer and median paid employee for 2019 was calculated in accordance with the requirements of the Summary Compensation Table included in this proxy statement. Based on this methodology, we have determined that the total annual compensation paid to our Chief Executive Officer in 2019 was $7,630,858 and the total annual compensation paid to our median paid employee in 2019 was $111,105 resulting in a ratio of 69:1.

We calculated our pay ratio in accordance with SEC rules; however, those rules allow companies discretion in methodologies used to identify the median paid employee and the compensation used to determine the median paid employee. As a result, this ratio is unique to our company. Other companies may make their determinations differently so that the ratio may not be comparable across companies. We believe our ratio is a reasonable estimate. Our ratio is very heavily influenced by what employees/services we choose to provide through employees as opposed to through third parties who are not taken into account in the calculation of the pay ratio.

PROPOSAL 3	APPROVAL OF LONG-TERM INCENTIVE PLAN

The Board is recommending that shareholders approve the Federal Realty Investment Trust 2020 Performance Incentive Plan (“2020 Plan”) to replace a similar plan approved by our shareholders in 2010 (“Prior Plan”) that is expiring. The 2020 Plan is a long-term incentive plan designed to encourage our officers, employees, Trustees and others who provide consulting services to us to own our Shares and to provide additional incentives for these individuals to promote our success. Once approved, the 2020 Plan will be the only plan we have available to issue Shares to our officers, employees and Trustees. The Board believes it is in the best interests of the company and our shareholders to approve the 2020 Plan in order to continue to motivate outstanding performance by our officers, employees and Trustees. If this proposal is not approved, we believe we would be at a disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success and we could be forced to increase cash compensation, reducing resources available to meet our business needs.

Some of the key features of the 2020 Plan include:

Feature	Summary	2020 Plan Section
Authorized Shares Requested	1,750,000 (approximately 2.29% of our total Shares and operating partnership units outstanding as of March16, 2020); only 482,187 Shares more than the unissued Shares previously authorized under the Prior Plan	§4
Minimum Vesting	1 year from grant date; reserved right for up to 5% of authorized Shares to vest in less than 1 year	§7.4
No Evergreen Provision	Fixed maximum number of Shares reserved; shareholder approval required to increase number	§4
Restrictions on Share Recycling	Only Shares awarded and subsequently forfeited, cancelled, cash-settled or expired can be added back to the pool to be reissued	§4
Clawback/Recoupment Provision	Awards made under the plan expressly subject cancellation or forfeiture pursuant to any clawback or recoupment policy required by law or adopted by the Board	§17.5
Limit on Non-Employee Trustee Awards	Caps the maximum amount of cash and Shares that can be paid annually to a non-employee trustee in any calendar year at $500,000; exceptions may be made for special services, such as acting as chairperson	§7.2
Annual Award Limits	Establishes a maximum number of Shares that can be awarded during any one fiscal year to our CEO or to any other one individual	§7.1
No Discounted Stock Options or SARs	All stock options and SARs must have an exercise price equal to at least the fair market value of our Shares on the date the award is granted	§7.5
No Tax Gross-Ups	2020 Plan does not provide for any tax gross-ups	N/A
No Liberal Change in Control	Change in control defined to occur only if a transaction is consummated; requires change of more than 50% of the Board	§2.12

The 2020 Plan will become effective on the date it is approved by the shareholders (“Effective Date”). No further awards will be made under the Prior Plan on or after the Effective Date. We have reserved the right to issue up to 5,000 Shares under the Prior Plan pending shareholder approval of the 2020 Plan.

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal.

✓ Our Board recommends a vote FOR the approval of our 2020 Performance Incentive Plan

The 2020 Plan will replace our Prior Plan which was approved by our shareholders in May 2010. Following is information regarding our utilization of the Prior Plan:

2010 Plan Information
# Shares/Options Authorized	2,450,000
# Shares Issued	1,181,017
# Options Issued	1,170
# Shares/Options Remaining	1,267,813	These Shares/options will be cancelled on approval of the 2020 Plan and no longer available for issuance

# Shares/Options Forfeited	(95,065)	Represents less than 9% of the total Shares/options issued

Average Burn Rate - Life of Plan Average Burn Rate - Last 3 Years	0.154% 0.148%

Annual burn rate is calculated as total number of Shares and options issued each calendar year divided by the total number of Shares and operating partnership units outstanding as of 12/31 of that calendar year. Amount shown is the average of the annual burn rates during the specified time period

Shares issued in lieu of cash payments	94,184

Shares issued at the election of employees in lieu of cash payment for a portion of annual bonus under our Annual Bonus Plan (See Compensation Discussion and Analysis for detailed description of this feature under our Annual Bonus Plan)

2020 PLAN INFORMATION AND SUMMARY

We are asking shareholders to approve 1,750,000 new shares for issuance under the 2020 Plan which is only 482,187 more than the number of Shares that remained available for issuance under our Prior Plan. The incremental amount of new Shares being requested is approximately 0.63% of our total outstanding Shares and operating partnership units as of March 16, 2020. The requested number of shares was determined after considering our past share usage, our current practices for awarding equity to our employees and Trustees, our estimate of the number of shares needed for future awards, a dilution analysis, and the current and anticipated future accounting expense associated with our equity award practices.

All of our 313 employees, 6 non-management trustees and others who provide consulting services to us will be eligible for awards under the 2020 Plan. These same individuals were eligible for awards under our Prior Plan.

No awards have been granted under the 2020 Plan. Future awards under the 2020 Plan will be made at the discretion of the Compensation Committee and as a result, the benefits and amounts that will be received or allocated under the 2020 Plan are not determinable at this time. The following table sets forth (i) the aggregate number of Shares subject to awards of time-based restricted Shares granted under the Prior Plan during the fiscal year ended December 31, 2019 and (ii) the dollar value of such Shares based on $85.14 per Share, the closing price of a Share on NYSE on March 16, 2020.

Name of Individual or Group	Number of Shares Subject to Share Awards	Dollar Value of Shares Subject to Share Awards
Donald C. Wood - President & CEO	41,231	$3,510,407
Daniel Guglielmone-EVP-CFO	6,705	$570,864
Dawn M. Becker-EVP-General Counsel & Secretary	5,413	$460,863
Current executive officers as a group	53,349	$4,542,134
Non-employee trustees as a group	6,177	$525,910
All other employees as a group	62,530	$5,323,804

All Shares reflected in the above chart other than Shares issued to non-employee Trustees are restricted Shares that were issued upon achieving the required performance hurdles and have additional time based vesting requirements. There are 682 outstanding options issued under the Prior Plan.

The following summary of the principal features of the 2020 Plan is qualified in its entirety by reference to the complete text of the 2020 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

Purpose: The purpose of the 2020 Plan is to enhance our ability to attract, retain, and compensate our officers, employees, non-employee trustees and consultants and to provide additional incentives for such individuals to promote the success of our business. The Board believes that the 2020 Plan aligns the long-term interests of key employees (including executives), non-employee trustees, and consultants with those of our shareholders by creating a direct link between compensation and shareholder return, encourages participants to develop and maintain a substantial stock ownership in our company, and provides incentives for participants to contribute to our success.

Term: The 2020 Plan will terminate on the tenth (10th) anniversary of shareholder approval of the 2020 Plan.

Administration: The Compensation Committee has full power and authority to administer and interpret the 2020 Plan including the authority to determine who is eligible to receive awards under the 2020 Plan and the terms and provisions of such awards and of the applicable award agreements. The Compensation Committee may delegate to a special committee of the Board or to our NEOs the authority to grant awards under the 2020 Plan to any participants other than our non-employee trustees and our NEOs. The Compensation Committee or its permitted delegate is referred to as the Administrator.

Eligibility: Our officers, employees, non-employee trustees, and consultants are eligible to participate in the 2020 Plan. Because our NEOs and non-employee trustees are eligible to receive awards under the 2020 Plan, they may be deemed to have a personal interest in the approval of this proposal.

Amendment or Termination: The Board can terminate or amend the 2020 Plan at any time and for any reason. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code, the NYSE, the SEC or other applicable laws. Generally, no amendment, suspension or termination of the 2020 Plan will alter or impair rights or obligations under any award previously awarded under the 2020 Plan without the consent of the recipient of the award.

Shares Available: The maximum number of Shares authorized for issuance under the 2020 Plan is 1,750,000. In addition, up to 5,000 Shares can be issued under our Prior Plan pending shareholder approval of the 2020 Plan. Shares issued under the 2020 Plan may be newly issued shares.

Share Counting Provisions: For purposes of calculating the number of common Shares issued under the 2020 Plan, we will include Shares that were subject to an award but never delivered because they were forfeited or the award otherwise terminated or expired without delivery of the Shares. We will not include in Shares available to be issued under the 2020 Plan any Shares used to pay the exercise of an award or Shares withheld to satisfy the tax withholding obligations under an award.

Minimum Vesting: Awards under the 2020 Plan will not vest before 1 year after the grant date; provided that we reserved up to 5% of the total Shares under the 2020 Plan to have no minimum vesting requirement.    If a performance-based award is granted under this 5% exception but then does not vest until more than 1 year has passed due to the timing of the performance condition, then that award will not count toward this 5% limit.

Annual Limitation on Awards to Employees: Subject to adjustment as provided in the 2020 Plan, no more than 250,000 Shares underlying options or SARs and 250,000 Shares underlying other awards subject to awards may be granted during any one fiscal year to any one person and no more than 500,000 Shares underlying options or SARs and 500,000 Shares underlying other awards subject to awards may be granted during any one fiscal year to our CEO. These limits do not apply to performance-based awards.

Limitation on Non-Employee Trustee Awards: The maximum aggregate grant date fair value (measured as of the grant date in accordance with applicable financial accounting rules) of all awards made to a non-employee trustee in any fiscal year, together with any cash payments (including the annual retainer and any other compensation) paid or payable to the non-employee trustee for services during such fiscal year, cannot exceed $500,000 in total value. The foregoing limitation does not apply to special Board services. The Board may make exceptions to this limit for an individual non-employee Board member provided that such Board member cannot participate in the decision to award such additional compensation.

No Stock Option Repricing: The Administrator does not have the power or authority to reduce the price of any option or SAR in any manner.

Award Types: The following types of awards may be granted under the 2020 Plan and any of such awards may be granted as a performance-based award, the vesting of which is subject to achievement of applicable performance goals established by the Compensation Committee.

Restricted Shares: A restricted Share award is an award of common shares subject to conditions or contingencies, which may be time or performance-based. Until the conditions or contingencies are satisfied or lapse, the common shares are subject to forfeiture.

Restricted Share Units: A restricted share unit is a conditional right to receive Shares or an amount in cash equal to the fair market value of Shares in the future subject to restrictions. These awards are generally subject to time or performance-based vesting restrictions.

Unrestricted Shares: Unrestricted Shares are grants of Shares which are not subject to any restrictions or risk of forfeiture. Unrestricted Shares may be issued to individuals in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to individuals.

Dividend Equivalent Rights: Dividend equivalent rights entitle the individual to receive cash for dividends that would be paid if the individual had held a specified number of Shares.

Stock Options: Stock options entitle a participant to purchase Shares during the option term at a fixed “exercise” price. Stock options may either be ISOs, which qualify for favorable tax treatment for the option holder, or non-statutory stock options (NSOs), which do not qualify for favorable tax treatment. ISOs may be granted only to participants who meet the definition of “employees” under Section 3401 of the Code and may not be granted more than 10 years after the Effective Date of the 2020 Plan. The exercise price for all stock options (other than substitute awards) must be at least the fair market value of the Shares on the grant date. The maximum term of a stock option is ten years, subject to earlier termination upon termination of service. The exercise price is generally payable in cash, by means of a broker assisted cashless exercise or by tendering Shares (which, if acquired from us, have been held by the optionee for at least 6 months.

Share Appreciation Rights (“SAR”): SARs are rights to receive a number of Shares or, in the discretion of the plan Administrator, an amount in cash or a combination of Shares and cash, based on the increase in the fair market value of the Shares underlying the right during a stated period specified by the Administrator.

Performance-Based Awards: A performance-based award may be any form of award permitted under the 2020 Plan and may be settled in Shares, Shares based awards and/or cash. The Administrator will determine the terms of any performance-based awards, including the applicable performance goals, achievement of the same, and the length of the applicable performance period. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. Any power or authority relating to a Performance or Annual Incentive Award shall be exercised by the Administrator.

Effect of Certain Corporate Transactions: Except as otherwise provided in an award agreement, certain change of control transactions involving us, such as a sale of the company, may cause outstanding Shares subject to awards, restricted share units and share options granted under the 2020 Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction. Further, except as otherwise provided in an award agreement, if an individual receiving an Award is terminated involuntarily other than for cause within one year following a change of control, the individual’s outstanding Shares subject to awards, restricted share units and share options will become fully vested, on the involuntary termination.

Effect of Termination for Cause: Unless the award agreement provides otherwise, termination for cause may result in the individual recipient’s forfeiting all awards that are not vested as of the date of termination.

Adjustments for Share Dividends and Similar Events: The Administrator will make appropriate adjustments in outstanding awards and the number of Shares available for issuance under the 2020 Plan, including the individual limitations on awards, to reflect share dividends, share splits and other similar events.

Voting and Dividend Rights: Unless otherwise provided by the Administrator, a recipient of a restricted share award has the right to receive dividends and to vote the Shares relating to such award during the applicable vesting or performance period. The right to receive current dividends on Shares that have not yet vested or for which performance criteria have not yet been met is a key part of our overall compensation planning and is factored into the total compensation packages we pay to our NEOs and other officers and employees. Our company has increased the dividend paid on our Shares for 52 consecutive years which is the longest record in the REIT industry. Our business strategy was developed in part to position us to be able to continue that streak and as a result, it was important for our officers and employees to be immediately vested in receiving those dividends. The Board determined that, given the historically low rate of forfeiture, the structure of our compensation practices which do not award Shares until all performance hurdles have been achieved and the practice of including dividends paid and expected to be paid as part of our compensation decisions, the paying of dividends on unvested Shares was the best structure for our company.

Transferability of Awards: Under the 2020 Plan, ISOs may be exercised during the participant’s lifetime only by the participant and may not be assigned or transferred, other than pursuant to the laws of descent and distribution following the participant’s death. All other awards generally are subject to the same limitations on transferability as ISOs. The Compensation Committee may structure awards to allow the participant to assign the award, in whole or in part, during the participant’s lifetime to one or more immediate family members or to a trust established exclusively for the participant and/or such immediate family members, to the extent such assignment is in connection with the participant’s estate plan or pursuant to a domestic relations order.

Valuation: The fair market value per share of our common Shares under the 2020 Plan on any relevant date is deemed to be equal to the closing selling price per share on that date as determined on the NYSE (or if there was no sale on that date, on the last preceding date on which a sale was reported). As of March 16, 2020, the fair market value of our common Shares determined on such basis was $85.14 per share.

Federal Income Tax Consequences of Awards: The following is a summary of the United States federal income tax treatment applicable to us and the participants who receive awards under the 2020 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Incentive Share Options. Except with respect to participants who may have to pay alternative minimum tax in connection with the exercise of an ISO, there are no federal income tax consequences to a participant upon grant or exercise of an ISO. If the participant holds common Shares purchased upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date, the subsequent sale of common Shares will give rise to a long-term capital gain or loss to the participant. If the participant sells the common Shares before the later of two years after the grant date or one year after the exercise date, the participant will recognize ordinary income equal to the difference between the (i) lower of the fair market value at the exercise or sale date and (ii) option exercise price; any additional gain or loss will be a capital gain or loss.

Non-Qualified Share Options. Generally, there are no federal income tax consequences to the participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary income equal to the amount, if any, by which the fair market value of the common Shares acquired upon the exercise of the option exceeds the exercise price. A sale of common Shares so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common Shares on the exercise and sale dates.

Share Appreciation Rights. In general, a participant will not recognize income at the time a SAR is granted where the SAR is granted with an exercise price equal to the fair market value of the company’s common Shares on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the base price paid for the Shares and the fair market value of the Shares on the date of exercise. A sale of common Shares so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common Shares on the exercise and sale dates.

Restricted Shares and Share Grants. Awards in common Shares are generally taxable as compensation to the participant at the time of payment. Awards of restricted Shares do not constitute taxable income to the participant until the restrictions lapse, unless the participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted share award, determined without regard to the restrictions. The amount of taxable income to the participant generally is equal to the fair market value of the Shares received. Any interest and dividend equivalents earned on awards also will be taxed as compensation to the participant.

Restricted Share Units. A participant generally will recognize no income upon the receipt of a restricted share unit award. Upon the settlement of a restricted share unit award, the participant will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any Shares received.

Section 409A. Our intention is that awards will either comply with or be exempt from Section 409A of the Code, governing nonqualified deferred compensation. However, if an award which is subject to Section 409A does not comply in all respects with Section 409A, certain additional tax liability will apply to the award recipient.

Company Deduction. We generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2020 Plan when recognized, subject to the $1 million limit imposed by Section 162(m) of the Code on the amount a public company may deduct for compensation paid to certain senior executives. Deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation, but it is not the sole or primary factor considered. The Committee’s primary focus is on creating programs that addressed the needs and objectives of the company regardless of the impact of Section 162(m) of the Code. Our Board and the Compensation Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in the best interest of the company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding our Prior Plan which was previously approved by our shareholders. The Prior Plan is the only equity compensation plan we have in place, pending approval of the new plan described in Proposal 3 above.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Column A)	Weighted average exercise price of oustanding options, warrants and rights	Number of securities remaining available for future issuance (excluding securities reflected in Column A
Equity compensation plans approved by security holders	682	$152.34	1,378,561
Equity compensation plans not approved by security holders	-	-	-
Total	682	$152.34	1,378,561

PROPOSAL 4	NON-BINDING RATIFICATION OF INDEPENDENT AUDITOR

Shareholders are being asked to ratify in a non-binding vote the selection of Grant Thornton, LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although shareholder ratification of GT is not required by our governance documents, the Board is submitting the selection of GT to shareholders to solicit shareholder views on our selection of GT as our independent registered public accounting firm. GT has served in this role since 2002 and the Board believes it is in the best interests of the company and our shareholders for GT to continue in this role. If the selection of GT is not ratified, the Audit Committee may (but will not be required to) reconsider whether to retain GT. Even if the selection of GT is ratified, the Audit Committee may change the appointment of GT at any time if it determines such a change would be in the best interests of the company and our shareholders.

A representative of GT will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions from shareholders.

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve this proposal. An “abstention” or “broker non-vote” will have no effect on the outcome of the vote for this proposal.

✓ Our Board recommends a vote FOR the non-binding ratification of our independent auditor

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent the company specifically incorporates this Report by reference therein.

The Audit Committee is made up entirely of trustees who meet all independence requirements under the SEC and NYSE and have the requisite financial competence to serve on the Audit Committee. The Audit Committee meets at least quarterly and operates pursuant to a written charter that is reviewed at least every three years. That charter can be accessed under the Investors section of our website at www.federalrealty.com. In 2019, the Audit Committee met four times and each meeting included an executive session with our independent registered public accounting firm and no members of management present.

The Audit Committee is directly responsible for the appointment, retention and oversight of GT, the independent registered public accounting firm retained to audit our financial statements, and also oversees management, including its internal audit firm, in their performance of its financial functions. Specifically, management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”) and for reporting on internal control over financial reporting. Management uses Pricewaterhouse Coopers, LLC (“PwC”) to provide its internal audit function, including oversight of the ongoing testing of the effectiveness of our internal controls. GT is responsible for auditing the consolidated financial statements of the company and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting.

During 2019, as part of its oversight function, the Audit Committee:

➢	Reviewed and discussed with management and GT, individually and collectively, all annual and quarterly financial statements and operating results prior to their issuance;
➢

Reviewed and discussed with GT and management the company’s conversion to a new accounting system that went live in 2019, including, without limitation, data conversion, data validation and the control environment in the new system;

➢	Discussed with GT matters required to be discussed pursuant to applicable audit standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures;
➢

Reviewed and discussed with GT and PwC, individually and collectively, the ongoing assessment and testing of our systems of internal controls and procedures, including the controls around the company’s conversion to a new accounting system;

➢

Discussed with GT matters relating to GT’s independence from Federal and received written confirmation from GT that GT is not aware of any relationships that, in their professional judgment may impair their independence; and

➢	Monitored the non-audit services provided by GT to ensure that performance of such services did not adversely impact GT’s independence.

Based on the Audit Committee’s reviews and discussions with GT, PwC and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee:

Gail P. Steinel, Chairperson

Jon E. Bortz

David W. Faeder

INDEPENDENT AUDITOR’S FEES

The following table sets forth the fees for services rendered by GT for the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees (1)	$1,011,565	$740,426
Audit-Related Fees (2)	$134,685	$134,925
Tax Fees (3)	$265,005	$246,660
All Other Fees	$-	$-
Total Fees	$1,411,255	$1,122,011

(1)

Audit fees include all fees and expenses for services in connection with: (a) the audit of our financial statements included in our annual reports on Form 10-K; (b) Sarbanes-Oxley Section 404 relating to our annual audit; (c) the review of the financial statements included in our quarterly reports on Form 10-Q; and (d) consents and comfort letters issued in connection with debt offerings and common share offerings.

(2)	Audit-related fees primarily include the audit of our employee benefit plan, which are paid by the plan and not the company, and certain property level audits.
(3)

$260,805 and $239,285 of the amounts shown for 2019 and 2018, respectively, relate solely to tax compliance and preparation, including the preparation of original and amended tax returns and refund claims and tax payment planning.

PROCEDURES FOR AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

As required by its charter, the Audit Committee is responsible for reviewing and approving in advance all audit and permissible non-audit services to be provided by GT to the company. The Audit Committee approves such services only after concluding that the provision of these services would not affect the independence of GT. The Audit Committee approved all audit services provided by GT in 2019 and has pre-approved GT providing the following permissible non-audit services in 2020 up to specified maximum amounts that are consistent with prior years:

➢	Issuance of comfort letters and consent for capital markets transactions
➢	Tax planning and other consultation for purposes of structuring investment or financing opportunities as well as consultation associated with financial reporting matters
➢	Limited review of our letter to the State of California Department of Environmental Quality

OWNERSHIP OF PRINCIPAL SHAREHOLDERS

Based upon our records and the information reported in filings with the SEC, the following were beneficial owners of more than 5% of our Shares as of March 16, 2020:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Our Outstanding Shares(1)
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	12,016,659	15.9%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	7,241,621	9.6%
State Street Corporation(4) State Street Financial Center, One Lincoln Street Boston, MA 02111	6,723,702	8.9%
Norges Bank (The Central Bank of Norway)(5) Bankplassen 2, PO Box 1179 Sentrum NO 0107 Oslo Norway	6,212,626	8.2%
JPMorgan Chase & Co.(6) 383 Madison Avenue New York, NY 10179	4,702,861	6.2%

(1)

The percentage of outstanding Shares is calculated by taking the number of Shares stated in the Schedule 13G or 13G/A, as applicable, filed with the SEC divided by 72,622,604, the total number of Shares outstanding on March 16, 2020.

(2)

Information based on a Schedule 13G/A filed with the SEC on February 11, 2020 by The Vanguard Group which states The Vanguard Group, an investment advisor, has sole voting power over 191,754 Shares, shared voting power over 104,970 Shares, sole dispositive power over 11,812,699 Shares and shared dispositive power over 203,960 Shares.

(3)

Information based on a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc., which states BlackRock, Inc., a parent holding company, has sole voting power over 6,481,512 Shares and sole dispositive power over 7,241,621 Shares.

(4)

Information based on a Schedule 13G filed with the SEC on February 13, 2020 by State Street Corporation, which states that State Street Corporation, a parent holding company, has shared voting power over 5,932,696 Shares and shared dispositive power over 6,723,202 Shares.

(5)

Information based on a Schedule 13G/A filed with the SEC on February 11, 2020 by Norges Bank (The Central Bank of Norway) which states that Norges Bank (The Central Bank of Norway) has sole voting power and sole dispositive power over 6,212,626 Shares.

(6)

Information based on a Schedule 13G/A filed with the SEC on January 15, 2020 by JPMorgan Chase & Co. which states that JPMorgan Chase & Co., a parent holding company, has sole voting power over 4,498,016 Shares, shared voting power over 9,706 Shares sole dispositive power over 4,699,673 Shares, and shared dispositive power over 2,074 Shares.

OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

The table below reflects beneficial ownership of our Trustees and NEOs as of March 16, 2020 determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless noted in the footnotes following the table, each Trustee and NEO has sole voting and investment power as to all Shares listed.

Name and Address of Beneficial Owner	Common	Unvested Restricted Shares	Total Shares Beneficially Owned	Percentage of Outstanding Shares Owned(1)

Dawn M. Becker	124,879	11,251	136,130	*
Jon E. Bortz(2)	11,511	0	11,511	*
David W. Faeder	11,168	0	11,168	*
Daniel Guglielmone	11,511	18,017	29,528	*
Elizabeth I. Holland	2,674	0	2,674	*
Mark S. Ordan	886	0	886	*
Gail P. Steinel	10,964	0	10,964	*
Joseph S. Vassalluzzo	23,780	0	23,780	*
Donald C. Wood(3)	338,481	88,750	427,231	*
Trustees, trustee nominees and executive officers as a group (9 individuals)	535,854	118,018	653,872	*

*	Less than 1%
(1)

The percentage of outstanding Shares owned is calculated by taking the number of Shares reflected in the column titled “Total Shares Beneficially Owned” divided by 75,622,604, the total number of Shares outstanding on March 16, 2020.

(2)	Voting and investment power is shared with Mr. Bortz’ wife.
(3)	Includes 53,879 Shares owned by Mr. Wood’s wife, 20,000 Shares owned by Great Falls Trust and 46,500 Shares owned by Wood Descendants Trust.

ANTI-HEDGING POLICY

All officers and non-employee Trustees are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost dollars, exchange funds, and forward sale contracts) involving our securities.

DELINQUENT SECTION 16(a) REPORTS

To our best knowledge, all Section 16(a) reports required to be filed in 2019 by our Trustees, executive officers and beneficial owners of more than 10% of the Company’s Shares were filed timely.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Related Party Transactions

Our Code of Business Conduct requires that our Trustees and all of our employees deal with the company on an arms-length basis in any related party transaction. All transactions between us and any of our Trustees, our named executive officers or other vice presidents, or entity in which any of them has an ownership interest must be approved in advance by the Audit Committee. Audit Committee approval is not required for us to enter into a lease with an entity in which any of our Trustees is a director, employee or owner so long as the lease is entered into in the ordinary course of business and is negotiated at arms-length and on market terms.

Related Party Transactions

Mr. Warren Thompson, who was a Trustee until he resigned in June 2019, serves as the President and Chairman of the Board of Directors of Thompson Hospitality Corporation (“THC”). THC leases from us four restaurant locations. The Board considered those relationships and concluded that Mr. Thompson met all independence requirements for Board and committee service during his term of service as a Trustee in 2019.

None of our named executive officers had or has any indebtedness to the company or any relationship with the company other than as an employee and shareholder. Employment and change-in-control arrangements between the company and the named executive officers are described in the “Potential Payments on Termination of Employment and Change-in-Control” section above.

ANNUAL MEETING AND VOTING

You are receiving these materials because you owned our Shares as of March 16, 2020, the record date established by our Board of Trustees for our Annual Meeting. Everyone who owned our Shares as of this date, whether directly as a registered shareholder or indirectly through a broker or other nominee, is entitled to vote at the Annual Meeting. We had 75,622,604 Shares outstanding on March 16, 2020. Each Share outstanding on the record date is entitled to one vote. A majority of the Shares entitled to vote at the Annual Meeting must be present in person or by proxy for us to proceed with the Annual Meeting.

If you own your Shares directly with our transfer agent, American Stock Transfer and Trust, LLC, you are a registered shareholder and can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting through one of the following methods:

If you vote by internet or telephone, you will need the control number on your Notice of Internet Availability, proxy card or voting instruction form. Votes must be submitted by 11:59 pm EDT on May 5, 2020 to be counted for the meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the secretary in writing, submitting a proxy dated later than your original proxy, or attending the Annual Meeting and voting in person.

If you hold your Shares indirectly in an account at a bank, brokerage firm, broker-dealer or nominee, you are a beneficial owner of Shares held in “street name”. You will receive all proxy materials directly from your bank, brokerage firm, broker-dealer or nominee and you must either direct them as to how to vote your Shares or obtain from them a proxy to vote at the Annual Meeting. Please refer to the notice of internet availability of proxy materials or the voter instruction form used by your bank, brokerage firm, broker-dealer or nominee for specific instructions on methods of voting. If you fail to give your bank, brokerage firm, broker-dealer or nominee specific instructions on how to vote your Shares with respect to Proposals 1, 2 or 3, your vote will NOT be counted for those matters. It is important for every shareholder’s vote to be counted on these matters so we encourage you to provide your bank, brokerage firm, broker-dealer or nominee with voting instructions. If you fail to give your bank, brokerage firm, broker-dealer or nominee specific instructions on how to vote your Shares on Item 4, your bank, brokerage firm, broker-dealer or nominee will generally be able to vote on Proposal 4 as he, she or it determines.

If you do not vote your Shares, your Shares will not be counted and we may not be able to hold the Annual Meeting. We encourage you to vote by proxy using one of the methods described above even if you plan to attend the Annual Meeting in person so that we will know as soon as possible whether enough votes will be present.

Shareholders can access this Proxy Statement, our Annual Report and our other filings with the SEC on the Investors page of our website at www.federalrealty.com. A copy of our Annual Report, including the financial statements and financial statement schedules (“Form 10-K”) is being provided to shareholders along with this Proxy Statement. The Form 10-K includes certain exhibits, which we will provide to you only upon request addressed to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852 and at 909 Rose Avenue, Suite 200, North Bethesda, Maryland 20852 after August 10, 2020. The request must be accompanied by payment of a fee to cover our reasonable expenses for copying and mailing the Form 10-K.

In the future, if you wish to receive paper copies of our proxy materials, without charge, and are a registered shareholder, you may do so by written request addressed to American Stock Transfer and Trust, LLC. For those of you holding Shares indirectly in “street name”, you must write your bank, brokerage firm, broker-dealer or nominee, to obtain paper copies. Any election you make on how to receive your proxy materials will remain in effect for all future annual meetings until you revoke it.

The SEC’s rules permit us to deliver a single Notice or single set of Annual Meeting materials to one address shared by two or more of our shareholders unless we have received contrary instructions from shareholders. This procedure, referred to as “householding”, reduces the volume of duplicate information shareholders receive and can result in significant savings on mailing and printing costs. To take advantage of this opportunity, only one Notice, Proxy Statement and Annual Report is being delivered to multiple shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions. If any shareholder sharing an address with another shareholder wants to receive a separate copy of this Proxy Statement and the Annual Report or wishes to receive a separate proxy statement and annual report in the future, or receives multiple copies of the proxy statement and Annual Report and wishes to receive a single copy, the shareholder should provide such instructions by calling our Investor Relations Department at (800) 937-5449, by writing to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852, or by sending an e-mail to Investor Relations at IR@federalrealty.com.

Questions regarding the Notice or voting should be directed to our Investor Relations Department at (800) 937-5449 or by email at IR@federalrealty.com.

SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Board of Trustees is soliciting your proxy to vote on matters that will be presented at our Annual Meeting. Solicitation of proxies will be primarily by mail. We will bear the cost of soliciting proxies from beneficial owners of our Shares. In addition to solicitation by mail, our trustees, officers, employees, and agents may solicit proxies by telephone, internet, or otherwise. These Trustees, officers, and employees will not be additionally compensated for the solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries, and other custodians who hold our Shares of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners of our Shares for their reasonable expenses incurred in forwarding such materials.

Beneficial owners of our Shares who authorize their proxies through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and these costs must be borne by the shareholder.

Proposals of shareholders intended to be presented at the 2021 Annual Meeting of Shareholders, including nominations for persons for election to the Board of Trustees, must be received by us no later than November 20, 2020 to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

You are urged to vote either by telephone (1-800-PROXIES or 1-800-776-9437) or on the Internet (www.voteproxy.com) by following the instructions on your Notice. For those of you who have elected email delivery, please follow the instructions for voting provided in the email. If you elect to receive your proxy materials by mail, please make sure to complete, sign, date and return your proxy card promptly to make certain your Shares will be voted at the Annual Meeting.

For the Trustees,

Dawn M. Becker
Executive Vice President—General
Counsel and Secretary

YOUR PROXY IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

PLEASE SUBMIT IT TODAY.

Appendix A - Operating Income and Fund From Operation

Property operating income is a non-GAAP measure that consists of rental income and mortgage interest income, less rental expenses and real estate taxes. This measure is used internally to evaluate the performance of property operations and we consider it to be a significant measure. Property operating income should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP.

The reconciliation of operating income to property operating income is as follows:

2019
(In thousands)
Operating income	$470,911
General and administrative	42,754
Depreciation and amortization	239,758
Gain on sale of real estate and change in control of interests, net	(116,393)

Property operating income	$637,030

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with U.S. GAAP, plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on the sale of real estate, and impairment write-downs of depreciable real estate. We compute FFO in accordance with the NAREIT definition, and we have historically reported our FFO available for common shareholders in addition to our net income and net cash provided by operating activities. We consider FFO available for common shareholders a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of the real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation. We use FFO primarily as one of several means of assessing our operating performance in comparison with other REITs.

The reconciliation of net income to FFO available for common shareholders is as follows:

2019
(In thousands)
Net income	$360,542
Net income attributable to noncontrolling interests	(6,676)
Gain on sale of real estate and change in control of interests, net	(116,393)
Depreciation and amortization of real estate assets	215,139
Amortization of initial direct costs of leases	19,359

Funds from operations	471,971
Dividends on preferred shares	(7,500)
Income attributable to operating partnership units	2,703
Income attributable to unvested shares	(1,355)

Funds from operations available for common shareholders	$465,819

A-1

Appendix B – 2020 Performance Incentive Plan

FEDERAL REALTY INVESTMENT TRUST

2020 PERFORMANCE INCENTIVE PLAN

(effective February 4, 2020; subject to shareholder approval on May 6, 2020)

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Trust”) wishes to recruit, reward, and retain trustees, employees, and others important to the Trust’s operations. To further these objectives, the Trust hereby sets forth the Federal Realty Investment Trust 2020 Performance Incentive Plan (the “Plan”), to provide awards of the types provided for herein. From February 5, 2020 forward, awards pursuant to the Federal Realty Investment Trust 2010 Performance Incentive Plan (as amended, the “Prior Plan”) shall not be made for more than an aggregate of 5,000 Shares.

1.         PURPOSE

The purpose of the Plan is to enhance the Trust’s ability to attract, retain, and compensate highly qualified trustees, officers, key employees, and other persons, and to motivate such officers, key employees, and other persons to serve the Trust and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Trust, by providing to such trustees, officers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust and the opportunity to earn other financial incentives. To this end, the Plan provides for the grant of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Unrestricted Share Awards, Dividend Equivalent Rights, Performance Awards and Annual Incentive Awards or cash in accordance with the terms hereof. Options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.

2.         DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1.        “Administrator” has the meaning set forth in Section 3.1.

2.2.        “Affiliate” means, with respect to the Trust, any company or other trade or business that controls, is controlled by or is under common control with the Trust within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Share Appreciation Rights, an entity shall not be treated as an Affiliate unless the Trust holds a “controlling interest” in such entity, where the term “controlling interest” has the meaning provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” in Treasury Regulation Section 1.414(c)-2(b)(2)(i), and, provided further, that where the granting to such Grantee of Options or Share Appreciation Rights with respect to the Shares is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i).

2.3.        “Alternative Award” has the meaning set forth in Section 19.3.

2.4.        “Annual Incentive Award” means an Award granted to a Grantee under Section 15 hereof to receive Shares, another Award or cash based on attainment of performance conditions as described in Section 15 after the end of a Performance Period of one year.

2.5.        “Award” means a grant of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Unrestricted Share Awards, Dividend Equivalent Rights, Performance Awards or Annual Incentive Awards under the Plan.

2.6.        “Award Agreement” means a written or electronic agreement that evidences and sets out the terms and conditions of an Award. The Administrator may provide for the use of electronic, internet-based or other non-paper Award Agreements, and the use of electronic, internet-based or other non-paper means for the Grantee’s acceptance of, or actions relating to, an Award Agreement.

2.7.        “Beneficial Ownership” means ownership within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

2.8.          “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.

2.9.          “Board” means the Board of Trustees of the Trust.

2.10.        “Business Day” means any day on which the New York Stock Exchange is open for trading.

2.11.        “Cause” means, subject to the provisions of this paragraph, Grantee’s: (i) failure (other than failure due to Disability) to substantially perform his or her duties with the Trust or an Affiliate, which failure remains uncured after written notice thereof and the expiration of a reasonable period of time thereafter in which the Grantee is diligently pursuing cure; (ii) misconduct, fraud, or dishonesty which is demonstrably injurious to the Trust or an Affiliate, monetarily, reputationally, or otherwise; (iii) breach of fiduciary duty involving personal profit; (iv) willful violation, in the course of performing his or her duties for the Trust or any Affiliate, of any law, rule or regulation (other than traffic violations or misdemeanor offenses); (v) conviction of or plea of guilty or nolo contendere to any felony charge, or to any misdemeanor charge involving fraud, false statements, bribery, embezzlement, or any other kind of moral turpitude; or (vi) material violation of any policy or code of conduct established by the Trust. Notwithstanding the foregoing, if an unexpired employment or other agreement between the Trust or an Affiliate and a Grantee contains a definition of “Cause” or similar term that is not the same as that set forth in the preceding sentence, then the definition of “Cause” or similar term contained in such employment or other agreement shall control with respect to that Grantee. The Administrator may retroactively deem a termination of a Grantee’s employment to have been for “Cause” for purposes of the Plan if circumstances constituting “Cause” existed prior to the date of termination, but become known to the Administrator after the date of termination. A determination of whether “Cause” exists, and of the existence and relevance of any conduct, fact, or circumstance that may serve as the basis for a determination that “Cause” exists, shall be made in the sole discretion of the Administrator.

2.12.        “Change in Control” means any of the events set forth below, subject to any refinements set forth in an Award Agreement:

(a)

An acquisition in one or more transactions (other than directly from the Trust or pursuant to options granted under this Plan or otherwise by the Trust) of any Trust Voting Securities by any Person immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the then outstanding Trust Voting Securities; provided, however, in determining whether a Change in Control has occurred, Trust Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Trust or (y) a Subsidiary, (ii) the Trust or any Subsidiary, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b)

The individuals who, as the Effective Date are members of the Trustees (the “Incumbent Trustees”), cease for any reason to constitute at least a majority of the Trustees; provided, however, that if the election, or nomination for election by the Trust’s shareholders, of any new member was approved by a vote of at least two-thirds of the Incumbent Trustees, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Trustees; provided, further, however, that no individual shall be considered a member of the

Incumbent Trustees if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Trustees (a “Proxy Contest”), including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	Consummation of a transaction which is

(1)        A merger, consolidation or other reorganization involving the Trust, unless:

(i)        the shareholders of the Trust, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or other reorganization, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such merger, consolidation or other reorganization (the “Surviving Person”) in substantially the same proportion as their ownership of the Trust Voting Securities immediately before such merger, consolidation or other reorganization,

(ii)        the individuals who were members of the Incumbent Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or other reorganization constitute at least a majority of the members of the governing board of the Surviving Person, and

(iii)        no Person (other than the Trust or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Trust or any Subsidiary, or any Person which, immediately prior to such merger, consolidation, or other reorganization had Beneficial Ownership of 20% or more of the then outstanding Trust Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Person’s then outstanding voting securities (A transaction described in clauses (i) through (iii) shall herein be referred to as a “Non-Control Transaction.”);

(2)        A complete liquidation or dissolution of the Trust; or

(3)        The sale or other disposition of all or substantially all of the assets of the Trust to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Trust Voting Securities as a result of the acquisition of Trust Voting Securities by the Trust which, by reducing the number of Trust Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Trust Voting Securities by the Trust, and after such share acquisition by the Trust, the Subject Person becomes the Beneficial Owner of any additional Trust Voting Securities which increases the percentage of the then outstanding Trust Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (ii) if the Trust (a) establishes a wholly-owned subsidiary (“Holding Company”), (b) causes the Holding Company to establish a subsidiary that is directly or indirectly wholly owned by the Holding Company (“Merger Sub”), and (c) merges with Merger Sub, with the Trust as the surviving entity (such transactions collectively are referred as the “Reorganization”). Immediately following the completion of the Reorganization, all references to the Trust Voting Securities shall be deemed to refer to the voting securities of the Holding Company.

Notwithstanding the foregoing, if an unexpired employment or other agreement between the Trust or an Affiliate and a Grantee contains a definition of “Change of Control” that is not the same as that set forth above, then the definition of “Change of Control” contained in such employment or other agreement shall control with respect to any Awards to such Grantee.

2.13.        “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.14.        “Committee” means the Compensation Committee of the Board or other committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board; provided, that, if the Committee consists of less than the entire Board, each member shall be a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3. The same requirements shall apply to any special committee of the Board to which authority or duties are delegated pursuant to Section 3.1. Notwithstanding the foregoing, in the case of Awards granted to persons not required to file reports under Section 16(a) of the Exchange Act, the Committee may delegate authority to any committee consisting of at least (i) one member of the Board, who may or may not qualify as a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3, or (ii) one Executive Officer, such designation in either case to be pursuant to a resolution of the Board.

2.15.    “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Trust and its Affiliates; (ii) the consummation of a sale or other disposition which results in any person or entity (other than the persons or entities who are shareholders, or Affiliates of the Trust or affiliate of its shareholders immediately prior to such transaction) owning at least fifty percent (50%) of the outstanding securities of the Trust; (iii) the consummation of a merger, consolidation or similar transaction following which the Trust is not the surviving corporation; or (iii) the consummation of a merger, consolidation or similar transaction following which the Trust is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

2.16.        “Disability” means, except as otherwise provided in an Award Agreement, any physical or mental injury or disease which renders a Grantee incapable of meeting the requirements of the employment performed by such Grantee immediately prior to the commencement of such disability. The determination of whether a Grantee is disabled shall be made by the Administrator in its sole discretion. Notwithstanding the foregoing, if a Grantee’s employment by the Trust terminates by reason of a disability, as defined in an unexpired employment or other agreement between such Grantee and the Trust, such Grantee shall be deemed to be disabled for purposes of the Plan. In the event that any Award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Code Section 409A, a payment event by reason of a Disability shall, if necessary to comply with Code Section 409A, occur with respect to such Award only if such Disability also qualifies the Grantee as disabled within the meaning of Code Section 409A(a)(2)(C).

2.17.        “Dividend Equivalent Right” shall have the meaning set forth in Section 13 hereof.

2.18.        “Effective Date” means the date on which the Plan is approved by the Board.

2.19.        “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.20.        “Executive Officer” means an officer of the Trust or its Affiliates who is subject to the reporting requirements set forth under Section 16(a) of the Exchange Act, as now in effect or as hereafter amended.

2.21.        “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on The NASDAQ Stock Market, or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the principal exchange or market on which the Shares are traded) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares are reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith.

2.22.        “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

2.23.        “Good Reason” means, as determined by the Administrator, without the Grantee’s consent: (i) a material reduction in the Grantee’s responsibilities, duties, or authority, (ii) the transfer of the Grantee to a place of employment that is more than sixty (60) miles from the Grantee’s current place of employment, or (iii) a material reduction in the Grantee’s salary; provided that Good Reason shall not exist unless Grantee provides the Trust with written notice of the event constituting Good Reason within 30 days after its first occurrence, the Trust fails to cure any such occurrence during the 30 day period after its receipt of such notice, and the Grantee submits a written notice of resignation for Good Reason within 60 days after expiration of the Trust’s 30-day cure period. Notwithstanding the foregoing, if an unexpired employment or other agreement between the Trust or an Affiliate and a Grantee contains a definition of “Good Reason” or similar term that is not the same as that set forth above, then the definition of “Good Reason” or similar term contained in such employment or other agreement shall control. In the event that any Award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Code Section 409A, a payment event by reason of the Grantee’s resignation for Good Reason shall occur with respect to such Award only if such resignation takes place.

2.24.        “Grant Date” means, as determined by the Administrator, the latest to occur of (i) the date as of which the Administrator approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Administrator.

2.25.        “Grantee” means a person who receives or holds an Award under the Plan.

2.26.        “Incentive Share Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.27.        “Involuntary Termination” means a termination of the Grantee’s Service by the Trust or its successor other than for Cause or a termination of the Grantee’s Service by the Grantee for Good Reason.

2.28.        “New Employer” means, as determined by the Administrator in its sole discretion, a Grantee’s employer immediately following a Change in Control, the Trust, any successor to the Trust, or the entity resulting from a spinoff from the Trust, or the parent or a subsidiary of any such entities

2.29.        “Non-qualified Share Option” means an Option that is not an Incentive Share Option.

2.30.        “Option” means an Incentive Share Option or Non-qualified Share Option to purchase one or more Shares pursuant to the Plan.

2.31.        “Option Price” means the purchase price for each Share subject to an Option.

2.32.        “Other Agreement” shall have the meaning set forth in Section 16 hereof.

2.33.        “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust.

2.34.        “Parent” means a “parent corporation” of the Trust within the meaning of Code Section 424(e).

2.35.        “Performance Award” means an Award under Section 15 hereof to receive Shares, another Award or cash after the end of a Performance Period of up to 15 years based on attainment of performance conditions as described in Section 15.

2.36.        “Performance Period” shall have the meaning set forth in Section 15.2(iv).

2.37.        “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, firm, corporation, partnership, joint venture, association, trust or other entity, or any group of Persons.

2.38.        “Plan” means this Federal Realty Investment Trust 2020 Performance Incentive Plan.

2.39.        “Prior Plan” means the Federal Realty Investment Trust 2010 Performance Incentive Plan, as amended.

2.40.        “Restricted Period” means the period during which Restricted Shares or Restricted Share Units are subject to restrictions or conditions pursuant to Section 11.2 hereof.

2.41.        “Restricted Shares” means Shares, awarded to a Grantee pursuant to Section 11 hereof, that are subject to restrictions and to a risk of forfeiture.

2.42.        “Restricted Share Unit” means a unit awarded to a Grantee pursuant to Section 11 hereof, which represents a conditional right to receive a Share or the value of a Share in the future.

2.43.        “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.44.        “Service” means service as an employee, officer, Trustee or other Service Provider of the Trust or an Affiliate. A change in a Grantee’s duties or position shall not constitute a termination of Service; provided, that, the change of a Grantee’s status from an employee to a Service Provider shall result in a termination of Service unless the Administrator determines otherwise by so providing in the applicable Award Agreement or by making such a determination at the time the Grantee’s status changes. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Administrator, which determination shall be final, binding and conclusive. In the event that any Award under the Plan is treated as nonqualified deferred compensation subject to the provisions of Code Section 409A, a payment event by reason of a termination of Service shall, if necessary to comply with Code Section 409A, occur with respect to such Award only if such termination of Service also qualifies a separation from service within the meaning of Code Section 409A.

2.45.        “Service Provider” means a consultant or adviser to the Trust, a manager of the Trust’s properties or affairs, or other similar service provider or Affiliate, and employees of any of the foregoing, as such persons may be designated from time to time by the Board or the Committee pursuant to Section 6 hereof.

2.46.        “Share” means the common shares of beneficial interest, par value $.01, of the Trust.

2.47.        “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.48.        “Subsidiary” means any “subsidiary corporation” of the Trust within the meaning of Code Section 424(f).

2.49.        “Ten Percent Shareholder” means any employee owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of shares of the Trust or of a Parent or Subsidiary. An employee shall, in accordance with Section 424(d) of the Code, be considered to own any voting shares owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

2.50.        “Trust” means Federal Realty Investment Trust.

2.51.        “Trust Voting Securities” means the outstanding voting securities of the Trust entitled to vote generally in the election of the Trustees.

2.52.        “Trustee” means any member of the Board of Trustees.

2.53.        “Unrestricted Share Award” means an Award granted pursuant to Section 12 hereof.

3.         ADMINISTRATION OF THE PLAN

3.1.        Administrator.

The Committee will act as the Administrator of the Plan. The Board also may act under the Plan as though it were the Committee. In addition, the Board, in its discretion, may in accordance with the requirements of Section 2.14 delegate to a special committee of the Board (which for Awards to certain persons may consist of a single member who may or may not qualify as a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3 ) or to Executive Officers all or part of the Administrator’s authority and duties; provided that any such delegation shall be subject to and limited in accordance with applicable law. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the delegate or delegates that were consistent with the terms of the Plan.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions.

The Administrator’s powers include, but are not limited to, the power to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan; to establish, amend and revoke rules and regulations for its administration; and to construe and interpret the Plan and any Award or other instrument hereunder. The Administrator may act through meetings of a majority of its members or by unanimous consent. All determinations, interpretations and constructions made by the Board or the Administrator in good faith will not be subject to review by any person, will be final, binding and conclusive on all persons, and will be given the maximum deference permitted by law in any proceeding with respect thereto.

3.2.        Terms of Awards.

Subject to the other terms and conditions of the Plan, the Administrator shall have full and final authority:

(a)	to designate Grantees,

(b)	to determine the type or types of Awards to be made to a Grantee,

(c)	to determine the number of Shares or Restricted Share Units or the amount subject to an Award,

(d)

to establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options),

(e)	to prescribe the form of each Award Agreement evidencing an Award,

(f)

to amend, modify, or supplement the terms of any outstanding Award, except to the extent that any such action would be prohibited for new Awards, or would result in the imposition on a Grantee of an additional tax under Code Section 409A, and

(g)

in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Administrator shall have the right, at its discretion but subject to the restrictions set forth in Section 7.3, to require Grantees to return to the Trust any Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Administrator at the time the new Award is made. The Administrator shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Trust, any Affiliate, or any business entity to be acquired by the Trust or an Affiliate. The Trust may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Trust or any Affiliate thereof or any confidentiality obligation with respect to the Trust or any Affiliate thereof or otherwise in competition with the Trust or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Trust may annul an Award if the Grantee is an employee of the Trust or an Affiliate thereof and is terminated for Cause or recover the Award from a Grantee in accordance with Section 17.5.

3.3.        Share Issuance and Book-Entry.

Notwithstanding any provision of the Plan, the issuance of any Shares provided for under the Plan (including, but not limited to, Restricted Shares) may be evidenced in such manner as the Board deems appropriate, including, but not limited to, a book-entry registration or the issuance of certificates.

3.4.        No Liability.

No member of the Board or of the Committee or of any special committee of the Board or any Executive Officer to which authority or duties are delegated pursuant to Section 3.1, nor the Administrator, shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement. The Trust shall pay or reimburse any member of the Board or the Committee, as well as any Employee or Service Provider who in good faith takes action on behalf of this Plan (whether or not as an Administrator), for all expenses incurred with respect to this Plan, and to the full extent allowable under applicable law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of this Plan. The Trust and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

3.5.        Disputes, Claims and Deadlines.

Any Grantee (or other person asserting rights with respect to an Award) who believes he or she is wrongfully being denied any benefit or right under this Plan or under any Award must file a written claim with the Administrator and exhaust the remedies set forth herein before instituting litigation. Any claim must be delivered to the Administrator within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Administrator, or its designee, will notify the Grantee of its decision in writing as soon as administratively practicable. Claims not responded to by the Administrator in writing within one hundred and twenty (120) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision is final, binding and conclusive on all persons. No lawsuit relating to this Plan may be filed before a written claim is filed with Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

4.        SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 19 hereof, the number of Shares available for issuance under the Plan shall be One Million Seven Hundred Fifty Thousand (1,750,000), any or all of which may be issued under the Plan in the form of Incentive Share Options. Shares issued or to be issued under the Plan shall be drawn from authorized but unissued shares. If any Shares covered by an Award are not issued because the Award is settled in cash, or because the Award expires or is terminated or forfeited prior to exercise, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such cash settlement, expiration, termination or forfeiture, again be available for making Awards under the Plan. Shares that have been actually issued under the Plan shall not be returned to the share reserve for future grants or distribution under the Plan; except that Shares issued pursuant to an Award, other than an Option, which are forfeited shall be returned to the share reserve for future grant or issuance under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or issuance under the Plan. Without limiting the generality of the foregoing, Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a Corporate Transaction shall not be counted against the maximum limitation specified in this Section 4. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. For avoidance of doubt, this Section 4 shall not apply to any per Grantee limit set forth in Section 7.1.

5.        EFFECTIVE DATE AND TERM OF THE PLAN

5.1.        Effective Date.

This Plan shall be effective as of the Effective Date, subject to approval by the Trust’s shareholders within one year of the Effective Date. Upon approval of the Plan by the shareholders of the Trust as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Trust had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.        Term.

The Plan shall terminate automatically on the tenth annual anniversary of the later of the Effective Date and the most recent shareholder approval of the Plan, including, without limitation, any shareholder approval of any amendment to the Plan to increase the share award capacity hereunder) and may be terminated on any earlier date as provided in Section 18. In no event, however, may Incentive Share Options be granted more than ten years after the Effective Date.

6.        AWARD ELIGIBILITY

6.1.        Trust or Subsidiary Employees; Service Providers; Other Persons.

Subject to Section 7, Awards may be made under the Plan at the sole discretion of the Administrator, and on such terms and conditions as the Administrator shall determine and designate from time to time, to: (i) any employee or prospective employee of, or a Service Provider or prospective Service Provider to, the Trust or of any Affiliate, including any such employee or Service Provider who is an officer or Trustee of the Trust, or of any Affiliate, and (ii) any Outside Trustee.

6.2.        Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

7.        LIMITATIONS ON GRANTS; MINIMUM VESTING: NO REPRICINGS

7.1.        Limitation on Shares and Restricted Share Units Subject to Awards and Annual Incentive Awards and Performance Awards.

During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act:

(a)

no Grantee, other than the Chief Executive Officer of the Trust, may be granted Options or SARs in the aggregate in respect of more than 250,000 Shares per calendar year and the Chief Executive Officer of the Trust may not be granted Options or SARs in the aggregate in respect of more than 500,000 Shares per calendar year.

(b)

no Grantee, other than the Chief Executive Officer of the Trust, may be issued Awards other than Options, SARs, or other Award which are not intended to be performance-based with respect to more than 250,000 Shares per calendar year, and the Chief Executive Officer of the Trust may not be granted Awards other than Options, SARs, or other Awards which are not intended to be performance-based with respect to more than 500,000 Shares per calendar year.

The preceding limitations in this Section 7.1 are subject to adjustment as provided in Section 19 hereof.

7.2.        Non-Employee Trustee Awards.

In order to retain and compensate the non-employee members of the Board for their services, and to strengthen the alignment of their interests with those of the shareholders of the Trust, the Plan permits the grant of cash-based and stock-based Awards to any non-employee member of the Board. Aggregate Awards granted to any non-employee member of the Board in respect of any calendar year, solely with respect to his or her service as a non-employee member of the Board, may not exceed $500,000 based on the aggregate value of cash-based Awards and the Fair Market Value of any stock-based Awards, in each case determined as of the date of grant. The foregoing limit only applies to compensation for customary Board services, and does not apply to compensation for special Board services, such as chairing the Board. The Board may make exceptions to this limit for individual non-employee members of the Board provided that such non-employee member of the Board may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee members of the Board.

7.3.        Limitations on Incentive Share Options.

An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically designated as such in the applicable Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Trust and its Subsidiaries and any Parent) does not exceed $100,000, or such other maximum amount as may be specified under Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which they were granted. No Option that is intended to be an Incentive Share Option shall be invalid for failure to qualify as an Incentive Share Option.

7.4.        Awards subject to Minimum Vesting Period.

Except as otherwise provided under the Plan, no Award shall vest sooner than one-year after the Grant Date, provided, that (i) up to five percent (5%) of the Shares reserved under Section 4 (as adjusted pursuant to Section 19) may be granted under Awards without any minimum vesting requirements; and (ii) the foregoing 5% limit shall not apply to any Performance Awards that actually vest one year or more after the Grant Date.

7.5.        Prohibitions against Repricings.

The Administrator shall not have the power or authority to reduce the Option Price of any outstanding Option or base price of any outstanding SAR, whether through amendment or through granting any new Award or making any cash payment, in substitution for or upon the cancellation of such Options or SARs previously granted except: (a) as approved in advance by a majority of the Shares of the Trust entitled to vote generally in the election of directors; or (b) as permitted under Section 19 hereof.

8.        AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Trust and, if so required by the Administrator, the Grantee, in such form or forms as the Administrator shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement shall provide that the Award is subject to the terms of the Plan and shall set forth all of the material terms of the Award not otherwise specified in the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such Options shall be deemed Non-qualified Share Options. In the event that the Grantee is required at the discretion of the Administrator to but does not execute the applicable Award Agreement within a reasonable time following grant of the Award or the date established by the Administrator, the Administrator, in its sole discretion, may revoke the grant of the applicable Award.

9.        OPTIONS

9.1.        Option Price.

The Option Price of each Option shall be fixed by the Administrator and stated in the Award Agreement evidencing such Option. The Option Price shall be at least the aggregate Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, the Option Price of an Option intended to be an Incentive Share Option granted to a Grantee who is a Ten Percent Shareholder shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date; and provided, furthermore, that in the case of a Non-qualified Share Option, Fair Market Value shall be determined as provided in Code Section 409A and the regulations and other guidance thereunder. In no case shall the Option Price of any Option be less than the par value of a Share.

9.2.        Vesting.

Subject to Sections 9.3 and 19.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Administrator and stated in the Award Agreement. For purposes of this Section 9.2, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number. The Administrator may provide, for example, in the Award Agreement for: (a) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (b) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (c) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause, or (d) unvested Options to be exercised subject to the Trust’s right of repurchase with respect to unvested Shares.

9.3.        Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such Option; provided, however, that an Option intended to be an Incentive Share Option which is granted to a Grantee who is a Ten Percent Shareholder shall not be exercisable after the expiration of five years from its Grant Date.

9.4.        Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Administrator, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

9.5.        Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. Without limiting the generality of the foregoing, the Administrator may, at or after the Grant Date, accelerate or waive any conditions to the exercisability of any Option or SAR granted under the Plan, and may permit all or any portion of any such Option or SAR to be exercised following a Grantee’s termination of Service for any reason on such terms and subject to such conditions as the Administrator shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or SARs.

9.6.        Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part with respect to Options issued prior to the date the Plan is approved by the shareholders of the Trust as provided herein, or after ten years following the Grant Date (or five years following the Grant Date in the case of an Incentive Share Option granted to a Grantee who is a Ten Percent Shareholder), or after the occurrence of an event referred to in Section 19 hereof which results in termination of the Option.

9.7.        Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Trust of written or electronic notice of exercise on any Business Day, at the Trust’s principal executive office, addressed to the attention of the Secretary of the Trust or the Chief Financial Officer of the Trust. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price, in accordance with Section 9.8, of the Shares for which the Option is being exercised. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of: (a) 100 Shares or such lesser number set forth in the applicable Award Agreement; and (b) the maximum number of Shares available for purchase under the Option at the time of exercise.

9.8.        Form of Payment.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made: (a) in cash or in cash equivalents acceptable to the Trust; (b) through the tender (through attestation or otherwise) to the Trust of unrestricted Shares, which Shares, if acquired from the Trust, shall have been held by the Grantee for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) by a combination of the methods described in (a) and (b); or (d) in accordance with such other procedures or in such other forms as the Administrator shall from time to time determine, which may include a broker-assisted cashless exercise arrangement. Notwithstanding the foregoing, unless the Administrator provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Trust as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Trust cash (or cash equivalents acceptable to the Trust) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Trust may in its judgment be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

9.9.        Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 19 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

9.10.      Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing his or her ownership of the Shares subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Trust may elect to satisfy any requirement under this Plan for the delivery of share certificates through the use of book-entry.

9.11.      Notice of Disposition for Incentive Share Option Shares.

A Grantee shall notify the Trust of any sale or other disposition of Shares acquired pursuant to an Incentive Share Option if such sale or disposition occurs: (a) within two years of the grant of an Option; or (b) within one year of the issuance of the Share to the Grantee. Such notice shall be in writing and directed to the Secretary of the Trust within ten (10) Business Days of the date of such sale or disposition.

9.12.      Transferability of Options.

Except as provided in Section 9.13, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.13, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.13.      Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 9.13, a “not for value” transfer is a transfer which is: (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.13, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.13 or by will or the laws of descent and distribution. The events of termination of Service of Section 9.5 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 9.5.

10.        SHARE APPRECIATION RIGHTS

The Administrator is authorized to grant SARs to Grantees on the following terms and conditions:

10.1.        Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, an amount not greater than the excess of: (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the SAR as determined by the Administrator. The grant price of an SAR shall not be less than the Fair Market Value of a Share on the date of grant (determined as provided in Code Section 409A and the regulations and other guidance thereunder).

10.2.        Other Terms.

Except as otherwise provided by the terms of the Award Agreement for a SAR, each SAR granted under the Plan shall terminate on the expiration of ten years from the Grant Date. The Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

11.        RESTRICTED SHARES AND RESTRICTED SHARE UNITS

11.1.        Grant of Restricted Shares or Restricted Share Units.

The Administrator may from time to time grant Restricted Shares or Restricted Share Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Administrator may determine. To the extent that the Administrator determines that the vesting of a Restricted Share Award or Restricted Share Unit shall be subject to the satisfaction of performance criteria, the Award may be subject to attainment of the performance goals of Section 15.2 and may be designated by the Administrator as an Annual Incentive Award or a Performance Award in accordance with Section 15.

11.2.        Restrictions.

At the time a grant of Restricted Shares or Restricted Share Units is made, the Administrator may establish a period of time (the “Restricted Period”) applicable to such Restricted Shares or Restricted Share Units. Each Award of Restricted Shares or Restricted Share Units subject to a Restricted Period may be subject to a different Restricted Period. The Administrator may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 15.1 and 15.2 and deferral periods with respect Restricted Share Units. Neither Restricted Shares nor

Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Restricted Shares or Restricted Share Units, or in the case of Restricted Share Units, prior to payment by the Trust with respect to such Restricted Share Units.

11.3.        Restricted Share Certificates.

The Trust shall issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Administrator may provide in an Award Agreement that either: (a) the Secretary of the Trust or the Chief Financial Officer of the Trust shall hold such certificates for the Grantee’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (b) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. If the Trust utilizes book-entry form with appropriate restrictions noted in the Trust records, and the Grantee so requests, the Trust will furnish without charge the powers, designations, preferences and relative, participating, optional, or other special rights of the Share and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made in writing to the Trust’s Secretary.

11.4.        Rights of Holders of Restricted Shares.

Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Administrator may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

11.5.        Rights of Holders of Restricted Share Units.

Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Trust. The Administrator may provide in an Award Agreement evidencing a grant of Restricted Share Units that the holder of such Restricted Share Units shall be entitled to receive, upon the Trust’s payment of a cash dividend on its outstanding Shares, a cash amount for each Restricted Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid. Restricted Share Units represent an unfunded and unsecured obligation of the Trust. Grantees of Restricted Share Units shall have no rights other than those of a general creditor of the Trust.

11.6.        Termination of Service.

Unless the Administrator otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Restricted Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Restricted Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Dividend Equivalent Rights with respect to Restricted Share Units.

11.7.        Delivery of Shares and Settlement of Restricted Share Units.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator the restrictions applicable to Restricted Shares shall lapse, and a share certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. In the alternative, a book-entry no longer reflecting any restrictions may be made. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator the restrictions applicable to Restricted Share Units shall lapse, and at the end of any deferral period applicable to such Restricted Share Units pursuant to the following paragraph, the Restricted Share Units shall be settled in a manner consistent with Code Section 409A by issuance of a share certificate for such Shares to the Grantee or the Grantee’s beneficiary or estate, as the case may be. If so provided by the Administrator, Restricted Share Units may also be settled by payment of a cash amount equal to the Fair Market Value per Share for each Restricted Share Unit.

11.8.        Deferred Settlement of Restricted Share Units.

In an Award Agreement granting Restricted Share Units, and subject to the terms and conditions set forth in Section 17.3 below, the Administrator may in its sole and absolute discretion either require or permit a Grantee to make a deferral election for, the deferred delivery of the Shares subject to any Award.

12.            UNRESTRICTED SHARE AWARDS

Subject to the limitations set forth in Section 7.4 above, the Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Share Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Grantee.

13.        DIVIDEND EQUIVALENT RIGHTS

13.1.        Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified at the time of grant. Dividend Equivalent Rights credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. The Award Agreement shall also specify the date or dates on which Dividend Equivalent Rights shall be settled, whether Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Administrator. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award, subject to the restrictions set forth in Sections 11.4 and 11.5 above. Notwithstanding the preceding, no payment shall be made by reason of the grant of Dividend Equivalent Rights provided with respect to a Performance Award or other Award for which vesting is conditioned on achievement of Service conditions or performance goals except to extent the recipient earns a vested right to the underlying Share or Shares subject to the Award with respect to which the Dividend Equivalent Rights are granted.

13.2.        Interest Equivalents.

Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

13.3.        Termination of Service.

Except as may otherwise be provided by the Administrator either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.        CERTAIN PROVISIONS APPLICABLE TO AWARDS

14.1.        Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Trust, any Affiliate, or any business entity to be acquired by the Trust or an Affiliate, or any other right of a Grantee to receive payment from the Trust or any Affiliate; provided, however, that an Option or SAR may be granted in exchange for or in substitution of another stock option or stock appreciation right only if such substitution or exchange will not be treated as the grant of a new stock option of stock appreciation right for purposes of Code Section 409A. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Administrator shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, subject to the all of the applicable requirements of Code Section 409A, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Trust or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Shares), or in which the purchase price of an Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, an Unrestricted Share Award granted with a purchase price, which purchase price is “discounted” by the amount of the cash compensation surrendered); provided, however, that in no event may the Option Price of an Option or the grant price of an SAR be less than the Fair Market Value of a Share on the Grant Date determined as provided in Sections 9.1 and 10.1, respectively.

14.2.        Form and Timing of Payment Under Awards; Deferrals.

Subject to all of the applicable requirements of Code Section 409A, the terms of the Plan and any applicable Award Agreement, payments to be made by the Trust or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Administrator shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Administrator or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Administrator or permitted at the election of the Grantee on terms and conditions established by the Administrator consistent with the requirements of Code Section 409A. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalent Rights or other amounts in respect of installment or deferred payments denominated in Shares.

15.        PERFORMANCE AND ANNUAL INCENTIVE AWARDS AND OTHER PERFORMANCE-BASED AWARDS.

15.1.        Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. Any power or authority relating to a Performance or Annual Incentive Award shall be exercised by the Administrator.

15.2.        Performance or Annual Incentive Awards and Other Performance Based Awards Granted.

(a)

Types of Awards. A grant of an Annual Incentive or Performance Award or other Award may specify that the amount payable with respect thereto may not exceed a maximum specified by the Administrator on the date of grant, which maximum may be specified in terms of Shares in the case of an Award denominated in Shares or units with a value determined by Shares, or a dollar amount in the case of Performance or Annual Incentive Awards. In addition, the Administrator may specify that any other Award (or portion thereof) shall constitute a Performance Award by conditioning the grant to a Grantee or the right of a Grantee to exercise the Award (or any portion thereof) or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of individual, corporate, or other performance as it may deem appropriate under the next paragraph in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Administrator.

(b)

Performance Goals. The performance goals for such Performance or Annual Incentive Awards or other Award shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Administrator consistent with this Section 15.2. The Administrator may determine that such Performance or Annual Incentive Awards or other Award shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards or other Awards. Each grant may specify in respect of the specified performance goals a minimum acceptable level of achievement below which no grant, exercise and/or settlement of such Performance or Annual Incentive Awards or other Awards will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified performance goal. Performance goals may differ for Performance or Annual Incentive Awards or other Awards granted to any one Grantee or to different Grantees. The Administrator may adjust performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Administrator, events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee, such as a change in accounting rules after the date the Award is made, and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

(c)	Change in Business Operations; Etc. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Trust or any Affiliate, or the manner in which the Trust or any Affiliate conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Grantee to Grantee, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 15 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(d)

Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a Performance Period of up to fifteen years and achievement of performance goals in respect of Annual Incentive Awards shall be measured over a Performance Period of up to one year, as specified by the Administrator.

(e)

Performance or Annual Incentive Award Pool. The Administrator may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Trust performance in connection with Performance or Annual Incentive Awards.

(f)

Settlement of Performance or Annual Incentive Award and Other Awards; Other Terms. Settlement of such Performance or Annual Incentive Awards and other Awards under this Section 15 shall be in cash, Shares, other Awards or other property, at such time and in such manner as determined by the terms of such Performance or Annual Incentive Awards or other Award and either may reserve to the Administrator or grant to the Grantee the right to elect among such alternative. The Administrator may, in its discretion, reduce, or increase, the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards or other Award. The Administrator shall specify the circumstances in which such Performance or Annual Incentive Awards or other Award shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of Performance Awards.

15.3.        Written Determinations.

All determinations by the Administrator as to the establishment of performance goals, the amount of any Performance and Annual Incentive Award pool or potential individual Performance or Annual Incentive Awards or other Awards and as to the achievement of performance goals relating to Performance or Annual Incentive Awards or other Awards, and the amount of any Performance or Annual Incentive Award pool or potential individual Performance or Annual Incentive Awards or other Awards and the amount of final Performance or Annual Incentive Awards or other Awards, shall be made in writing.

16.        PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Trust or any Affiliate, except: (a) an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph, or (b) an employment or other agreement between the Trust and the Grantee that specifically provides for the payment of taxes due under Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), any Option, Restricted Shares or Restricted Share Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested: (1) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and (2) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (2) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment, provided that if the Grantee’s designation of those rights, payments, or benefits to be reduced or eliminated would not comply with Code Section 409A, those rights, payments or benefits with the lowest present value shall be reduced or eliminated so as to avoid having payment under this Plan be a Parachute Payment.

17.        REQUIREMENTS OF LAW

17.1.        General.

The Trust shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Trust of any provision of any law or regulation of any governmental authority, including without limitation any Federal or state securities laws or regulations. If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or SAR that may be settled by the delivery of Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Trust shall not be required to sell or issue such Shares unless the Administrator has received evidence satisfactory to it that the Grantee or any other individual exercising an Option or SAR may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The Trust may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in Shares shall not be exercisable until the Shares covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2.        Rule 16b-3.

During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Administrator, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.3.        Section 409A.

It is the intent of the Trust that all Awards that constitute “deferred compensation” within the meaning of Code Section 409A will satisfy the requirements of that section, and that all Awards that can qualify for an exemption from the definition of “deferred compensation” under that section, including but not limited to Options, Share Appreciation Rights and Restricted Shares, will do so. Accordingly, where reasonably possible and practicable, the terms of the Plan and Award Agreements shall be interpreted by the Administrator in a manner that, to the extent consistent with Code Section 409A and regulations thereunder, avoids the imposition on Grantees of immediate tax recognition and additional taxes pursuant to such section 409A. If as of Grantee’s separation from Service, the Grantee is a “specified employee” as determined by the Trust, then to the extent any amount payable under any Award that is considered “deferred compensation” within the meaning of Code Section 409A, for which payment is triggered by Participant’s separation from Service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Grantee’s separation from Service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from Service and (b) the date of the Grantee’s death. In no event may a Grantee, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes “deferred compensation” within the meaning of Code Section 409A. Each payment under any Award shall be treated as a separate payment for purposes of Code Section 409A to the extent such payment is subject to such section. Notwithstanding any provision of this Plan (including the foregoing), neither the Trust nor the Administrator shall have any liability to any person in the event Code Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Grantee or any of his or her beneficiaries or transferees.

17.4.        Limitation Following a Hardship Distribution.

To the extent required to comply with Treasury Regulation Sections 1.401(k)-1(d)(2)(iv)(B)(4) and 1.409A-3(j)(4)(viii), or any amendments or successors thereto, a Grantee’s “elective and employee contributions” (within the meaning of such Treasury Regulations) under the Plan shall be terminated following such Grantee’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Code Section 401(k) maintained by the Trust or a related party within the provisions of subsections (b), (c), (m) or (o) of Code Section 414.

17.5.        Compensation Recovery Policy.

Without limiting any other provision of the Plan, any Award granted hereunder shall be subject to any clawback policy or compensation recovery policy or such other similar policy of the Trust in effect from time to time.

18.        AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made; provided, however, that the Board shall not, without approval of the Trust’s shareholders, amend the Plan such that it does not comply with (or in a manner that does not comply with) the rules of any stock exchange or national quotation system on which securities of the Trust are listed for trading or quotation, applicable federal securities laws, or the Code (including requirements necessary to qualify Options as Incentive Share Options). Except as permitted under this Section 18 or Section 19 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Award theretofore awarded under the Plan. Furthermore, except as permitted under Section 19 hereof, no adjustment to decrease the Option Price of an outstanding Option, whether by amending the Option Price or by canceling the outstanding Option and reissuing a replacement or substitute Option having a lower Option Price, may be made without approval of the Trust’s shareholders. Notwithstanding the foregoing, the Board or Administrator may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority as provided in the Plan.

19.        EFFECT OF CHANGES IN CAPITALIZATION

19.1.        Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust, in each case on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Trust occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan and the applicable limitations in Section 7.1 shall be adjusted proportionately and accordingly by the Board or the Committee. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly by the Board or the Committee so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option or the grant price respect to SARs outstanding but shall include a corresponding proportionate adjustment in the Option Price or SAR grant price per share. The conversion of any convertible securities of the Trust shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend) without receipt of consideration by the Trust, the Board or the Committee shall in such manner as the Board or the Committee (as the case may be) deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price or grant price of outstanding Options and SARs, to reflect such distribution.

19.2.        Reorganization or Corporate Transaction.

The following provisions shall apply to Awards in the event of a reorganization, merger, or consolidation of the Trust or other Corporate Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Trust or any Affiliate and the Grantee or unless otherwise expressly provided by the Administrator at the time of grant of an Award. Notwithstanding the foregoing a Performance or Annual Incentive Award shall be subject to the terms of the Award and shall not be subject to the provisions of this Section 19.2. If there is a reorganization, merger, or consolidation of the Trust or Corporate Transaction, then the Board, or the board of directors of any corporation or entity assuming the obligations of the Trust, shall take any one or more of the following actions as to outstanding Awards in its sole and absolute discretion:

(a)

Any surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the shareholders of the Trust pursuant to the reorganization, merger, consolidation or Corporate Transaction), and any reacquisition or repurchase rights held by the Trust in respect of Shares issued pursuant to Awards may be assigned by the Trust to the successor of the Trust (or the successor’s parent company, if any), in connection with such transaction. A surviving entity or acquiring entity (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar stock award for only a portion of an Award, or may assume, continue or substitute some Awards and not others. The terms of any assumption, continuation or substitution shall be set by the Board or Administrator. If the consideration to be paid to the shareholders of the Trust pursuant to the reorganization, merger, consolidation or Corporate Transaction includes cash or property other than securities of the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company), such assumed, continued or substitute award may be made on securities of the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company).

(b)

The vesting of any or all Awards (and, with respect to Options and SARs, the time at which such Awards may be exercised) may be accelerated in full or in part to a date on or prior to the effective time of such reorganization, merger, or consolidation or Corporate Transaction (contingent upon the effectiveness of the transaction) as the Board or Administrator shall determine, and the Board or Administrator may further determine that any reacquisition or repurchase rights held by the Trust with respect to an Award shall lapse in full or in part as of a date on or prior to the effective time of such transaction (contingent upon the effectiveness of the transaction). Any Award whose vesting has been fully accelerated under this provision may be terminated by the Board or the Administrator in its discretion if such Award is not exercised, if applicable, on or prior to the effective time of the reorganization, merger, consolidation or Corporate Transaction.

(c)

In addition to or instead of the actions in Section 19.2 (a) or (b) or Section 19.3(a), the Board or Administrator may provide for the cancellation or repurchase of any Awards by paying or causing to be delivered to the to the holder of such Award, in such form as may be determined by the Board or Administrator (including cash or securities), in the case of Restricted Shares or Restricted Share Units, an amount equal in value the fixed price or formula amount price per Share paid to holders of the Shares in the transaction, and in the case of Options or SARs, the excess, if any, by which the fixed price or formula amount per Share paid in such transaction to holders of Shares exceeds the Option’s exercise price or a SAR’s grant price. Notwithstanding anything to the contrary, Restricted Share Units shall be cancelled and paid in the case of such a transaction only if such transaction constitutes a “change of control event” within the meaning of Code Section 409A.

19.3.        Reorganization, Sale of Assets, Sale of Shares or Corporate Transaction Which Involves a Change in Control.

(a)

Double Trigger for Honored, Assumed & Substituted Awards. Upon a Change in Control, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restricted Period or settlement or other payment shall occur with respect to any outstanding Award, if the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) so determines in its sole discretion prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided, that any Alternative Award must:

(i)	be based on shares of common stock that are traded on an established U.S. securities market or another public market determined by the Administrator prior to the Change in Control;

(ii)

provide the Grantee (or each Grantee in a class of Grantees) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to Shares received in settlement of such Award);

(iii)	have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv)

have, unless the Administrator (as constituted prior to the consummation of the transaction constituting the Change in Control) determines otherwise at or after the Grant Date, terms and conditions which provide that in the event that the Participant suffers an Involuntary Termination without Cause within one year following the Change in Control, any conditions on the Grantee’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Grantee shall be waived or shall lapse, as the case may be; and

(v)	not result in adverse tax consequences to the Grantee under section 409A of the Code.

(b)	Accelerated Vesting and Payment if Awards Not Honored, Assumed or Substituted.

(i)

If, upon the occurrence of a Change in Control, Alternative Awards are not provided in accordance with Section 19.3(a), then: (A) all Options and SARs shall become immediately exercisable, (B) the Restricted Period on all Restricted Shares and Restricted Share Units shall lapse immediately prior to such Change in Control, and (C) the Shares underlying Awards of Restricted Share Units shall be issued to each Grantee then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Administrator (as constituted immediately prior to the Change in Control), each such Option, SAR, Restricted Share Unit and/or Dividend Equivalent Right may be canceled in exchange for an amount equal to the product of (1)(I) in the case of Options and SARs, the excess, if any, of the product of the Fair Market Value at the time of the Change in Control over the Option Price or base Price for such Award, as the case may be, and (II) in the case of other such Awards, the Fair Market Value at the time of the Change in Control multiplied by (2) the aggregate number of Shares covered by such Award. Notwithstanding the foregoing, the Administrator may, in its discretion, instead terminate any outstanding Options or SARs if either (x) the Trust provides holders of such Options and SARs with reasonable advance notice to exercise their outstanding and unexercised Options and SARs or (y) the Administrator reasonably determines that the Fair Market Value at the time of the Change in Control is equal to or less than the per Share Option Price for such Options, or the per Share grant price for SARs, as applicable.

(ii)

If, upon the occurrence of a Change in Control, Alternative Awards are not provided in accordance with Section 19.3(a), then outstanding Performance Awards shall (A) vest based upon the actual level of achievement of all relevant performance goals compared against applicable pro rata performance targets related to the Performance Period, as determined by the Administrator, measured as of the date of the Change in Control, (B) the payout level shall be pro-rated and determined by multiplying the amount vested as set forth in (A) by a fraction, the numerator of which is the number of full completed months in the Performance Period that has elapsed as of the date of the Change in Control and the denominator of which is the total number of months in the Performance Period; provided, however, the Administrator may determine, at or after the Grant Date, to prorate Awards in a different manner, and (C) the time-vesting restrictions, if any, with respect to the applicable portion of Performance Awards that would become vested as determined in (A) and (B) above shall lapse immediately prior to such Change in Control. The remainder of such Performance Awards not vesting in accordance with the preceding sentence shall be forfeited and canceled as of the Change in Control.

(c)

Timing of Payments. Payment of any amounts calculated in accordance with Section 19.3(b) shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control; provided, that where the Change in Control does not constitute a “change in control event” as defined under section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restricted Period or determination of the vesting of Awards) that no such Change in Control had occurred). For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

(d)

Notwithstanding Section 19.3(b) and except as otherwise provided in the Award Agreement or other agreement between the Grantee and the Trust, if a Grantee experiences an Involuntary Termination within one year following the consummation of a Change in Control, upon such Grantee’s Involuntary Termination (i) all outstanding Shares and outstanding Restricted Share Units subject to Awards held by such Grantee shall be deemed to have vested, and all restrictions and conditions applicable to such Shares subject to Awards shall be deemed to have lapsed and (ii) all Options and SARs held by such Grantee shall become immediately fully vested and exercisable to the extent the Options or SARs remain outstanding.

19.4.        Adjustments.

Adjustments under this Section 19 related to Shares or securities of the Trust shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

19.5.        No Limitations on Trust.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

20.        DISCLAIMER OF RIGHTS

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Trust either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Trustee, officer, consultant or employee of the Trust or an Affiliate. The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Trust to transfer any amounts to a third party Trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent the certificates for such Shares shall have been issued upon the exercise of the Option.

21.        NONEXCLUSIVITY OF THE PLAN; NO EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitations upon the right and authority of the Trust or any Affiliate to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Trust in its discretion determines desirable, including, without limitation, the granting of Share options otherwise than under the Plan. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Trust or any Affiliate to terminate any Grantee’s employment at any time, nor to confer upon any Grantee any right to continue in the Service of the Trust or any Affiliate (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan). No eligible individual shall have a right to be selected as a Grantee, or, having been so selected, to receive any future Awards.

22.        WITHHOLDING TAXES

The Trust or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Trust or the Affiliate, as the case may be, any amount that the Trust or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Trust or the Affiliate, which may be withheld by the Trust or the Affiliate, as the case may be, in its sole discretion, the Grantee may (unless otherwise provided or limited in an Award Agreement) elect to satisfy such obligations, in whole or in part, (a) by causing the Trust or the Affiliate to withhold Shares otherwise issuable to the Grantee to the extent necessary to comply with up to the maximum statutory withholding requirements for supplemental income, (b) tendering back to the Trust Shares received pursuant to an Option or Stock Award to the extent necessary to comply with up to the maximum statutory withholding rate requirements for supplemental income, or (c) by delivering to the Trust or the Affiliate Shares already owned by the Grantee to the extent necessary to comply with up to the maximum statutory withholding rate requirements for supplemental income. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 22 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

23.        CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

24.        OTHER PROVISIONS; CORRECTION OF ERRORS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Administrator, in its sole discretion. Notwithstanding anything in any Award Agreement to the contrary, the Administrator may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as an eligible Grantee on the Grant Date. By accepting an Award under this Plan, a Grantee agrees to any amendment made pursuant to this Section 24 to any Award, without further consideration or action.

25.        BENEFICIARY DESIGNATIONS

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Grantee, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Grantee in writing with the Administrator during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to or exercised by the Grantee’s surviving spouse, if any, or otherwise to or by his or her estate. In its discretion, the Administrator may permit beneficiary designations by a Grantee under the Prior Plan to be effective for such purposes under this Plan.

26.        NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

27.        SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

28.        GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Maryland other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.

		☐		∎

	FEDERAL REALTY INVESTMENT TRUST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, a shareholder of Federal Realty Investment Trust (the “Trust”), hereby constitutes and appoints DAWN M. BECKER and DANIEL GUGLIELMONE, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Shareholders of the Trust to be held in the Executive Boardroom at Federal Realty Investment Trust, 1626 East Jefferson Street, Rockville, Maryland on Wednesday, May 6, 2020 at 9:00 a.m., or at any postponement or adjournment thereof, with respect to all of the Common Shares of Beneficial Interest of the Trust which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present, on the following matters.

	The undersigned hereby ratifies and confirms all that the aforesaid attorneys and proxies may do hereunder.

	The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement and revokes any proxy previously given with respect to the Annual Meeting.

	(Continued and to be signed on the reverse side)

∎	1.1		14475	∎

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 6, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Annual Report/Form 10-K/Notice & Proxy Statement is available at:

http://www.federalrealty.com/shareholder-meeting

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided. i

∎	00003333333303030000 2		050620

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4

AND THE PROXIES WILL VOTE IN THEIR SOLE JUDGMENT UPON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect the following Trustees as set forth in the accompanying Proxy Statement:
				FOR	AGAINST	ABSTAIN
			Jon E. Bortz	☐	☐	☐
			David W. Faeder	☐	☐	☐
			Elizabeth I. Holland	☐	☐	☐
			Mark S. Ordan	☐	☐	☐
			Gail P. Steinel	☐	☐	☐
			Joseph S. Vassalluzzo	☐	☐	☐
			Donald C. Wood	☐	☐	☐

			2. To hold an advisory vote approving the compensation of our named executive officers.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			3. To approve our 2020 Performance Incentive Plan.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	5. To consider and act upon any other matters properly coming before the meeting or any postponement or adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 6, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Annual Report/Form 10-K/Notice & Proxy Statement is available at: http://www.federalrealty.com/shareholder-meeting
i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

∎	00003333333303030000 2		050620

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4

AND THE PROXIES WILL VOTE IN THEIR SOLE JUDGMENT UPON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect the following Trustees as set forth in the accompanying Proxy Statement:
				FOR	AGAINST	ABSTAIN
			Jon E. Bortz	☐	☐	☐
			David W. Faeder	☐	☐	☐
			Elizabeth I. Holland	☐	☐	☐
			Mark S. Ordan	☐	☐	☐
			Gail P. Steinel	☐	☐	☐
			Joseph S. Vassalluzzo	☐	☐	☐
			Donald C. Wood	☐	☐	☐

			2. To hold an advisory vote approving the compensation of our named executive officers.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			3. To approve our 2020 Performance Incentive Plan.	☐	☐	☐

				FOR	AGAINST	ABSTAIN
			4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐	5. To consider and act upon any other matters properly coming before the meeting or any postponement or adjournment thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ∎

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎